UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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NORTHRIM BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3111 C Street
Anchorage, AK 99503
April 20, 2021
Dear Shareholder:
I am pleased to invite you to attend the Northrim BanCorp, Inc. (the "Company") Annual Shareholders’ Meeting (the "Annual Meeting") where you will have the opportunity to hear about our 2020 operations and our plans for 2021. The Annual Meeting will be on Thursday, May 27, 2021, at 9 A.M. Alaska Daylight Time. The Annual Meeting will be a completely “virtual meeting" of shareholders. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/NRIM2021. You will need to have your 16-Digit Control Number included on your Notice or proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. Please keep your 16-Digit Control Number in a safe place so it is available to you for the Annual Meeting.
You will find additional information concerning the Company and our operations in the enclosed 2020 Annual Report and Form 10-K, which includes our audited financial statements for the year ended December 31, 2020.
Your opinion and your vote are very important to us. Please sign and return your proxy card, which is included with this document, as soon as possible. If you choose to attend the Annual Meeting online, voting by proxy will not prevent you from voting electronically; however, if you are unable to attend online, voting by proxy will ensure that your vote is counted.
Thank you for your continued support of the Company. If you have any questions, please feel free to contact the Corporate Secretary at (907) 562-0062.
Sincerely,
Joseph M. Schierhorn
Chairman, Chief Executive Officer, President & Chief Operating Officer

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To Be Held Online at www.virtualshareholdermeeting.com/NRIM2021 on May 27, 2021
Notice is hereby given that Northrim BanCorp, Inc. (the "Company") will hold its 2021 Annual Shareholders’ Meeting (the "Annual Meeting") at 9 A.M. Alaska Daylight Time, on Thursday, May 27, 2021 at www.virtualshareholdermeeting.com/NRIM2021. The Annual Meeting will be a completely “virtual meeting" of shareholders. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/NRIM2021. You will need to have your 16-Digit Control Number included on your Notice or proxy card (if you received a printed copy of the proxy materials) to participate in the Annual Meeting. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:
1)    To elect twelve directors nominated by the Company's Board of Directors (the "Board") for a term ending at the 2022 Annual Meeting or such other date as their successors may be elected and qualified;
2)     To approve, by nonbinding vote, the compensation of the named executive officers as disclosed in these materials;
3)    To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2021; and
4)    To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Shareholders owning the Company's shares of common stock at the close of business on April 1, 2021 are entitled to receive notice of and to vote online during the Annual Meeting or any adjournment or postponement of that meeting.
The Board recommends that shareholders vote "FOR" the slate of nominees to the Board outlined in this proxy statement; "FOR" the approval of the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement; and "FOR" the ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year 2021.
By order of the Board of Directors,
/s/ Michael A. Martin
Michael A. Martin
Corporate Secretary
April 20, 2021
Whether or not you plan to attend the Annual Meeting online, please complete, sign and date the enclosed form of proxy and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote using the Internet by following the instructions described in the enclosed proxy statement. Your vote is important to us. If you participate in the Annual Meeting online, you may vote your shares online if you wish to do so even if you have previously sent in your proxy.

i

NORTHRIM BANCORP, INC.
3111 C Street
Anchorage, Alaska 99503
PROXY STATEMENT
The Board is soliciting proxies for this year’s Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
The Board set April 1, 2021, as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote online during the Annual Meeting, with each share entitled to one vote. There were 6,204,974 shares of the Company's common stock outstanding as of the record date.
Voting materials, which include this proxy statement dated April 20, 2021, a proxy card, the 2020 Annual Report and the Company’s Annual Report on Form 10-K, are first being mailed to shareholders on or about April 20, 2021, unless the shareholder has elected electronic delivery. If the shareholder has elected electronic delivery, we have provided a notice of Internet availability of proxy materials which contains instructions on how to access proxy materials via the Internet or how to request a printed set of proxy materials. Additionally, this Proxy Statement, the 2020 Annual Report and the Company's Annual Report on Form 10-K are available at www.northrim.com by clicking the "Investor Relations" link. In accordance with Securities and Exchange Commission rules, our proxy materials posted on both our website and the website described below do not contain any cookies or other tracking features.
INTERNET AVAILABILITY OF PROXY MATERIALS
*****IMPORTANT NOTICE*****
Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting
To be Held Online at www.virtualshareholdermeeting.com/NRIM2021 on May 27, 2021
The Proxy Statement and Annual Report to Shareholders are available at
www.proxyvote.com

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL SHAREHOLDERS’ MEETING
______________________________________________________________________________________________________
Why is the Annual Meeting being held online?
As permitted by the Company’s Bylaws, as amended (the "Bylaws"), we will utilize the virtual meeting format for the Annual Meeting in order to mitigate the risk to the health of the Company’s personnel and its shareholders related to the novel coronavirus disease and to facilitate and increase shareholder attendance and participation by enabling shareholders to participate fully and equally from any location around the world, at no cost. We believe that the use of the virtual annual meeting format is the right choice for the Company under the circumstances, as it not only brings cost savings to the Company and our shareholders, but also increases our ability to engage with all shareholders, regardless of their size, resources, or physical location. We view the virtual meeting format as consistent with our commitment to shareholder engagement as one of our tools by which to further reach our shareholder base. A virtual meeting is also environmentally friendly and in line with our commitment to sustainable business practices.

We remain sensitive to concerns regarding virtual meetings generally from investor advisory groups and other shareholder rights advocates who have voiced concerns that virtual meetings may diminish shareholder voice or reduce accountability. Our Bylaws provide that our annual meetings may be held virtually, by means of remote communication, and our virtual shareholder meeting guidelines provide that (i) we implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting is a shareholder or proxy holder, (ii) we implement reasonable measures to provide shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) we maintain a record of any votes or other action taken by shareholders or proxy holders at the meeting. Accordingly, the procedures for our virtual meeting format comply with these requirements, and in fact, we believe that our format enhances, rather than constrains, shareholder access, participation and communication. For example, the online format allows shareholders to communicate with us during the meeting so they can ask appropriate questions of our Board or management in accordance with the rules of conduct for the meeting. A further description regarding this process can be found under “Questions and Answers About Voting and the Annual Shareholders’ Meeting - How Do I Attend and Participate in the Annual Meeting.” During the live Q&A session of the meeting, we will answer questions as they come in, as time permits.

See “Questions and Answers About Voting and the Annual Shareholders’ Meeting - How Do I Attend and Participate in the Annual Meeting” in this proxy statement for more information regarding this year’s virtual Annual Meeting. In addition, information regarding the ability of shareholders to ask questions during the Annual Meeting, related rules of conduct at the Annual Meeting, and procedures for posting appropriate questions received during the Annual Meeting, will be available on our website at www.northrim.com under "Investor Relations." Similarly, matters addressing technical and logistical issues, including technical support during the Annual Meeting and related to accessing the Annual Meeting’s virtual meeting platform, will be available at www.virtualshareholdermeeting.com/NRIM2021.

Why am I receiving this proxy statement and proxy card?
You are receiving this proxy statement and proxy card because you own shares of the Company’s common stock. This proxy statement describes matters on which we would like you to vote on at the Annual Meeting.
When you sign the proxy card, you appoint the persons named in the proxy, Messrs. Joseph M. Schierhorn and Jed W. Ballard, as your representatives at the Annual Meeting, and those persons will vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the Annual Meeting online.
Who is soliciting my proxy, and who is paying the cost of solicitation?
The enclosed proxy is solicited by and on behalf of the Board, and the Company will bear the costs of solicitation. Certain directors, officers, and employees of the Company and/or its subsidiary, Northrim Bank (the "Bank"), may solicit proxies by telephone, facsimile, the Internet, and personal contact.
The Company does not expect to pay any compensation to employees, officers, or directors for soliciting proxies, but will reimburse brokers, nominees, and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of the Company’s common stock.

How do I attend and participate in the Annual Meeting?
Our completely virtual Annual Meeting will be conducted on the internet via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NRIM2021. You also will be able to vote your shares online during the Annual Meeting.
All shareholders of record as of April 1, 2021, or their duly appointed proxies, may participate in the Annual Meeting. To participate in the Annual Meeting, you will need the 16-Digit Control Number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 9:00 A.M. Alaska Daylight Time. We encourage you to access the meeting prior to the start time. Online access will begin at 8:45 A.M. Alaska Daylight Time.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you choose to vote your shares online during the Annual Meeting, please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/NRIM2021. You will need the 16-Digit Control Number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
Even if you plan to participate in the Annual Meeting, the Company strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/NRIM2021, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding matters irrelevant to the Company’s business, material non-public information, related to threatened or ongoing litigation, repetitious statements, or personal matters, are not pertinent to meeting matters and therefore will not be answered.
What if I experience technical difficulties with attending the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

What am I voting on, and what vote is required for approval?
At the Annual Meeting, you will be asked to vote on:
●    the election of twelve directors to serve on the Board until the 2022 Annual Meeting or until their successors have been elected and have qualified ("Proposal 1");
•a non-binding advisory vote on the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement ("Proposal 2"); and,
●    the ratification of Moss Adams LLP as the Company’s independent registered accounting firm for fiscal year 2021 ("Proposal 3").
All proposals will require the affirmative vote of a majority of the Company's shareholders online or represented by a duly executed proxy at the Annual Meeting.

Who is entitled to vote?
Only shareholders who owned the Company’s common stock as of the close of business on the record date, April 1, 2021, are entitled to receive notice of the Annual Meeting and to vote the shares online that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.
How do I vote, and how are the votes counted?
Registered shareholders may vote online during the Annual Meeting, on the Internet, or by mail.
●    Voting Online during the Annual Meeting. If you attend the Annual Meeting online, you may vote as instructed at the Annual Meeting. However, if you hold your shares in street name (that is, through a broker/dealer or other nominee), you will need to have with you during the Annual Meeting a proxy delivered to you by such nominee reflecting your share ownership as of the record date and your 16-Digit Control Number.
●    Voting on the Internet. Go to www.proxyvote.com and follow the instructions. You will need your proxy when you access the website.
●    Voting by Mail. Complete, date, sign, and mail the proxy in the enclosed postage pre-paid envelope. If you mark your voting instructions on the proxy, your shares will be voted at the Annual Meeting as you instruct. Please see the proxy for voting instructions.
If you own your shares through a brokerage account or in other nominee form, you should follow the instructions you receive from the record holder to see which voting methods are available. If your shares are registered in your own name and you attend the Annual Meeting online, you may vote online during the Annual Meeting, prior to the vote being closed. "Street name" shareholders, that is, those shareholders whose shares are held in the name of and through a broker or other nominee, who wish to vote online during the Annual Meeting will need to obtain a proxy from the broker or nominee that holds their shares. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this proxy statement, including your 16-Digit Control Number. If you own your shares through a broker or other nominee, you cannot vote online during the Annual Meeting unless you receive a proxy card, including a 16-Digit Control Number, from the broker or nominee.
Each shareholder will be entitled to one vote for each share of common stock held of record by the shareholder on the record date, April 1, 2021. With regard to the election of directors, you may cast your vote in favor of some or all of the nominees, or you may withhold your vote for any nominee in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. On other proposals, you can "abstain." If you abstain, your shares will be counted as present at the Annual Meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal. Shareholders may not cumulate their votes for the election of directors.
If your shares are held in street name, the broker or nominee is permitted to exercise voting discretion under certain circumstances. At the Annual Meeting, if the broker or nominee is not given specific voting instructions, the shares may not be voted on Proposal 1 or Proposal 2 by the broker or nominee in their own discretion. If your shares are held in street name and you do not give instructions to your broker or nominee on how to vote them, the votes will be "broker non-votes," which will have the effect of excluding your vote from the tallies. However, in these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for determining whether a quorum is present. We expect that brokers or nominees will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal 3 to ratify the Company’s selected independent registered public accounting firm, but abstentions will have the effect of a vote against the Proposal 3.
If your shares are held of record in your own name and you do not vote, your shares will not be voted.
What does it mean if I receive more than one proxy card?
It means that you hold shares in multiple accounts. Please complete and return all proxies (either by mail or over the Internet) to ensure that your shares are all voted in accordance with your instructions.

Can I change my vote after I return my proxy card?
Yes. If the enclosed proxy is duly executed and received in time for the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy "FOR" the twelve nominees listed in the proxy statement, "FOR" the approval of the compensation of the named executive officers, and "FOR" the ratification of the Company’s independent registered public accounting firm. If you grant a proxy, you may revoke it at any time before its exercise by submitting a second proxy with a subsequent date either over the Internet or by mail to the attention of the Corporate Secretary at P.O. Box 241489, Anchorage, AK 99524-1489 or by announcing your revocation to the Corporate Secretary online during the Annual Meeting prior to the taking of a shareholder vote. The shares represented by properly executed proxies that are not revoked will be voted in accordance with the specifications in such proxies.
Can I vote on other matters or submit a proposal to be considered at the Annual Meeting?
The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Bylaws. The Board does not presently know of any other matters to be brought before the Annual Meeting.
For shareholders seeking to include proposals in the proxy materials for the 2022 Annual Meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the proposals must be received by the Corporate Secretary of the Company on or before December 21, 2021. Upon receipt of such proposal, the Company will determine whether to include the proposal in its proxy materials for the 2022 Annual Meeting in accordance with applicable law. A shareholder that wishes to present a proposal at the 2022 Annual Meeting, but not submit such proposal for inclusion in our proxy statement for our 2022 Annual Meeting must submit such proposal to the Corporate Secretary on or before March 6, 2022. Shareholder proposals should be sent to the attention of the Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489.
How many votes are needed to hold the Annual Meeting?
A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares are counted as present at the Annual Meeting if a shareholder is online and votes online during the Annual Meeting or has properly submitted an executed proxy card either over the Internet or by mail. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. As of April 1, 2021, the record date for the Annual Meeting, 6,204,974 shares of the Company’s common stock were outstanding and eligible to vote.
How many shares are owned by the Directors and Executive Officers?
All directors and named executive officers of the Company as a group (comprised of 16 individuals) beneficially held 200,595 shares of the Company's common stock as of April 19, 2021, representing 3.4% of the outstanding common stock of the Company.
Where and when will I be able to find the results of the voting?
The results of the voting will be announced at the Annual Meeting. Final results will be disclosed in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.
How do I communicate with Directors?
The Board provides a process for shareholders to send communications to the Board or any of the individual directors. Shareholders may send communications to the Board or any of the directors at c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.
PROPOSAL 1: ELECTION OF DIRECTORS

______________________________________________________________________________________________________
General Information
How many directors are nominated?
The Company’s Articles of Incorporation provide that the Board will consist of not less than five nor more than twenty-five directors. Currently, the Board consists of twelve directors, and the Board has set the number of directors to be elected at the Annual Meeting at twelve.
Who are the nominees?
The Board has nominated the individuals listed on the following pages for election as directors for a one year term expiring at the 2022 Annual Meeting or until their successors have been elected and qualified. If any nominee declines or becomes unable to serve as a director before the Annual Meeting, the Board will select a replacement nominee, and your proxies will be voted for that replacement nominee. The Board presently has no knowledge that any nominee will decline or be unable to serve.
It is the Company’s policy to encourage director nominees up for election at the Annual Meeting to attend the Annual Meeting. All directors up for election at the 2021 Annual Meeting attended the 2020 Annual Meeting with the exception of Director Mr. David G. Wight who was excused from the meeting and Mr. Joseph P. Marushack who the Board appointed as a new Director effective January 28, 2021.
Information about the Nominees
The following table provides certain information about the nominees for director, including age, principal occupation(s), and public company directorships held during the past five years, and year first elected a director of the Company. All of the nominees are presently directors of the Company and the Bank. There are no family relationships among any of our current directors, director nominees, or executive officers. All of the nominees, with the exception of Mr. Joseph M. Schierhorn, are deemed by the Board to be independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.

Name/Age	Occupation of Nominee During Past Five Years
Larry S. Cash, 69 Director Since: 1995	Since 2020	Chair, RIM Architects, LLC (Alaska, California, Guam and Hawaii)
	2017 to 2020	Chief Executive Officer, RIM Architects, LLC (Alaska, California, Guam and Hawaii)
	1986 to 2016	President of RIM Architects, LLC

Anthony Drabek, 73 Director Since: 1991	Since 2019	Director, Koniag, Inc., an Alaska Native Corporation
	1989 to 2010	President and Chief Executive Officer, Natives of Kodiak, Inc., an Alaska Native Corporation
	2001 to 2010	President, Koncor Forest Products Co.
	1986 to 2010	Chairman, Koncor Forest Products Co.

Karl L. Hanneman, 63 Director Since: 2014	Since 2020	Director, Gatos Silver, Inc.
	Since 2018	Director, International Tower Hill Mines, Ltd. (An advanced exploration stage mining company.)
	Since 2017	Chief Executive Officer, International Tower Hill Mines, Ltd.
	2018 to 2020	Director, Sunshine Silver Mining & Refining Corp.
	2015 to 2016	Alaska Chief Operating Officer, International Tower Hill Mines, Ltd.
	2010 to 2015	Alaska General Manager, International Tower Hill Mines, Ltd.
	2010 to 2020	Director, Fairbanks Chamber of Commerce
	2008 to 2010	Director of Corporate Affairs, Teck Resources, Ltd. (A mining and mineral development company.)
	Since 2011	Director, Usibelli Coal Mine, Inc.
	Since 1997	Director, Alaska Mining Hall of Fame
	Since 1998	Director, Resource Development Council

Name/Age	Occupation of Nominee During Past Five Years
David W. Karp, 54 Director Since: 2015	Since 2020	Director, Resource Development Council
	Since 2020	Board Member, KEEP Alaska Competitive
	Since 2020	Board Member, Anchorage Economic Development Corp.
	Since 2019	Senior Vice President & Managing Director, Alaska, Saltchuk
	Since 2019	Board Member, Alaska Resource Education
	Since 2018	Chairman, Alaska Communications Systems Group, Inc. (A publicly traded company.)
	Since 2011	Board Member, Alaska Communications Systems Group, Inc. (A publicly traded company.) Member, Nominating and Corporate Governance Committee
	2011 to 2018	President and Chief Executive Officer, Northern Aviation Services, Inc.
	2007 to 2018	President and Chief Executive Officer, Northern Air Cargo, Inc.

David J. McCambridge, 65 Director Since: 2011	1999 to 2020	President and Director, Alaska Kidney Foundation (nonprofit)
	1978 to 2010	Audit Partner, KPMG LLP
	1985 to 2015	Treasurer and Director, The Tanaka Foundation
	1993 to 2012	Director, Great Alaska Council Boy Scouts of America

Krystal M. Nelson, 48 Director Since: 2015	Since 2014	Chief Operating Officer, and Executive Vice President, Bering Straits Native Corporation
	2014 to 2017	Trustee, Pacific Northern Academy Board
	2007 to 2014	Vice President and Chief Operating Officer, Ahtna Engineering Services

Joseph M. Schierhorn, 63 Director Since: 2016	Since 2018	Chair, the Company and the Bank Board
	Since 2016	President and Chief Executive Officer, the Company
	Since 2020	Co-Chair, KEEP Alaska Competitive
	2016 to 2019	Member, Federal Reserve Bank of San Francisco's Twelfth District Community Depository Institutions Advisory Council
	Since 2017	Member and Director, Pacific Wealth Advisors, LLC and Pacific Portfolio Trust Co.
	Since 2016	Chief Executive Officer, the Bank
	Since, 2015	President, the Bank
	Since 2013	Chief Operating Officer, the Company
	2013 to 2015	Corporate Secretary, the Company and the Bank
	2013 to 2014	Chief Operating Officer, the Bank
	Since 2017	Member, Board of Directors of the Pacific Bankers Management Institute Representing the Pacific Coast Banking School
	2005 to 2017	Executive Vice President, the Company
	2005 to 2014	Executive Vice President, the Bank
	2001 to 2014	Chief Financial Officer, the Company and the Bank

Aaron M. Schutt, 48 Director Since: 2018	Since 2011	President and Chief Executive Officer, Doyon Limited (an Alaska Native Corporation)
	Since 2018	Chair, Akeela, Inc.
	Since 2018	Chair, ANCSA Regional Association
	2012 to 2019	Director and Vice President, Alaska Native Heritage Center
	Since 2011	Director, ANCSA Regional Association
	2008 to 2011	Chief Operating Officer, Doyon Limited
	Since 2007	Board of Managers, Doyon Utilities, LLC
	2006 to 2011	Senior Vice President, Doyon Limited
	Since 2001	Director, Akeela, Inc.

Name/Age	Occupation of Nominee During Past Five Years
John C. Swalling, 71 Director Since: 2002	Since 2018	Director, Ted Stevens Foundation
	Since 2005	Director and Vice Chairman, Civic Ventures
	Since 2001	Director, Alaska Pacific University Foundation
	Since 1990	Director, Anchorage Museum Foundation
	Since 1986	Board Member, Visit Anchorage
	1991 to 2019	President and Director, Swalling & Associates PC
	1975 to 2018	Director, Swalling Construction Co., Inc
	Since 1974	Member, American Institute of CPAs
	Since 1974	Member and past-President, Alaska Society of CPAs
	1994 to 2017	Director, DFK International
	1985 to 2020	Board Member (and former Chair), Providence St. Joseph Health Alaska Community Ministry Board

Linda C. Thomas, 67 Director Since: 2014	Since 2016	Chief Executive Officer of the Alaska Brewing Company
	1996 to 2016	Chief Operations Officer of the Alaskan Brewing Company
	1994 to 1996	Chief Financial Officer of the Alaskan Brewing Company
	2013 to 2019	Director, Juneau Chamber of Commerce
	2007 to 2019	Director, Bartlett Regional Hospital

David G. Wight, 80 Director Since: 2006	Since 2018	Board Member, The Dome (a non-profit company)
	Since 2016	Director, Alaska Gasline Development Corporation
	Since 2014	Unpaid Insider/consultant, Saturn Ferrestol
	2006 to 2010	Director, Storm Cat Energy (Denver based company)
	Since 2002	Board Member, CommonWealth North
	2000 to 2005	President and Chief Executive Officer, Alyeska Pipeline Service Company
	1992 to 2000	President, BP Amoco Energy Co. Trinidad and Tobago

Joseph P. Marushack, 62 Director Since: 2021	Since 2015	Board Member, Yellowstone Forever
	2015 to 2021	President, ConocoPhillips Alaska
	2012 to 2015	President, ConocoPhillips Asia, Pacific and Middle East
	2010 to 2012	President, ConocoPhillips Canada
	2007 to 2010	President, ConocoPhillips Australia

Director Qualifications and Experience: The following table identifies the experience, qualifications, attributes, and skills that the Board considered in making its decision to appoint and nominate directors to our Board. The nominees' breadth and diversity of experience, mix of qualifications, attributes and skills strengthen our Board's effective oversight of the Company's business. While our longer tenured directors bring a wealth of experience and deep understanding of the business and local community in which we operate, we recognize the need for fresh perspectives, have consistently added new directors, and are committed to continued board and committee diversity and refreshment. This information supplements the biographical information provided above.

Specific skills/knowledge:
	Profession-al standing in chosen field	Expertise in financial services or related industry	Community involvement	Other Board experience	Other public company experience	Accounting	Legal	Business manage-ment	Female Director	American Indian or Alaska Native
Larry S. Cash	x		x	x				x
Anthony Drabek	x		x	x				x		x
Karl L. Hanneman	x		x	x	x			x
David W. Karp	x		x	x	x			x
David J. McCambridge	x	x	x	x	x	x		x
Joseph P. Marushack	x		x	x	x			x
Krystal M. Nelson	x		x	x				x	x
Joseph M. Schierhorn	x	x	x	x		x	x	x
Aaron M. Schutt	x		x	x			x	x		x
John C. Swalling	x	x	x	x		x		x
Linda C. Thomas	x	x	x	x	x	x		x	x
David G. Wight	x		x	x	x			x
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.
Shareholder Nominations for 2021 Annual Shareholders’ Meeting
In accordance with the Bylaws, shareholder nominations for the 2021 Annual Meeting may be made (i) by, or at the direction of, a majority of the Board or (ii) by any shareholder entitled to vote online during the Annual Meeting. Only persons nominated in accordance with the procedures set forth in the Bylaws shall be eligible for election as directors at the Annual Meeting. Nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Corporate Secretary of the Company as set forth in the Bylaws. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Company not later than one-hundred-twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Company. Such shareholder’s notice shall set forth (i) the name, age, business address and residence address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) the principal occupation or employment of the shareholder submitting the notice and of each person being nominated; (iii) the class and number of shares of the Company’s stock owned of record and beneficially by the shareholder who intends to make the nomination and of the person or persons to be nominated; (iv) a representation that the shareholder is and will continue to be a holder of record of stock of the Company entitled to vote at such meeting and intends to attend online or by proxy at the meeting to nominate the person or persons specified in the notice; (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (vi) such other information regarding the shareholder submitting the notice, each nominee proposed by such shareholder and any other person covered by clause (iii) of this paragraph as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, whether or not the Company's common stock is registered under the Exchange Act, as amended; and (vii) the consent of each nominee to serve as a director of the Company if so elected. At the request or at the direction of the Board, any person nominated for election as a director at the Annual Meeting shall furnish to the Corporate Secretary of the Company that information required to be set forth in a shareholder's notice of nomination, which pertains to the nominee. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. The Board may reject any nomination by a shareholder not timely made in accordance with the requirements. If the Board, a designated committee thereof, or other authorized individual determines that the information provided in a shareholder's notice does not satisfy the informational requirements in any material respect, the Secretary of the Company or a duly authorized representative of the Company shall promptly notify such shareholder of the deficiency in the notice. If the deficiency is not cured within five days from the date such deficiency notice is given to the shareholder, or if the Board or such committee or other authorized individual reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements in any material respect, then the Board may reject such shareholder's nomination. The Secretary of the Company or a duly authorized representative of the Company shall notify a shareholder in writing whether his nomination has been made in accordance with the time and informational requirements.
Information Regarding the Board of Directors and Its Committees
The Board has determined that all nominees other than Mr. Schierhorn are independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements. Both the Company and the Bank Boards of Directors met ten times during 2020. The Board has adopted certain standing committees, including an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. During 2020, all directors attended at least seventy-five percent (75%) of the total meetings of the Board and committee meetings that they were each required to attend. The Board did not hold any special meetings related to the novel coronavirus 19 ("COVID-19"). COVID-19 matters were addressed in regularly scheduled meetings of the Company and the Bank Boards and committee meetings.
Currently, the Board has determined that having the Company's Chief Executive Officer also serve as Chair of the Board is in the best interests of the Company's shareholders. Given Mr. Schierhorn's in-depth knowledge of the Company's business, his leadership in formulating and implementing strategic initiatives and the current regulatory and market environment, the Board believes that having one leader serving as both Chair and Chief Executive Officer provides the most decisive and effective leadership for the Company. Further, having a combined Chair and Chief Executive Officer enables the Company to speak with a unified voice to the Company's shareholders, employees, governmental and regulatory agencies, and other stakeholders. The Board believes that this current leadership structure is optimal for the Company because it provides the Company with consistent leadership.
The Board has also designated one of its independent members as an independent lead director. Mr. John C. Swalling currently serves as the Company’s independent lead director. The lead director’s primary responsibilities are to preside over executive sessions of non-management directors; to conduct annual interviews with all directors regarding each director’s own self-assessment of their contribution to the Board prior to nominations for election at the Annual Meeting; and, to recommend to the Governance and Nominating Committee, in consultation with the Chair of the Board, proposed committee assignments and chairmanships. The Board believes that our leadership structure of combining the Chair and Chief Executive Officer roles as part of a governance structure that includes an independent lead director, plus the exercise of key board oversight responsibilities by independent directors, is appropriate for the Company at this time.
The Company and the Bank have in place policies and procedures to manage risks that could affect their operational and strategic position as a profitable, safe and sound financial institution. The Bank’s Internal Audit Department provides written results of internal and out-sourced audits, including review of the credit quality of the loan portfolio, directly to the Audit Committee and management. The Audit Committee, which is made up entirely of directors deemed independent of the Company by the Board, reviews, and reports to the Board on the results of these audits. The Audit Committee also reports to the Board on any deficiencies identified, as well as any steps deemed necessary to resolve and mitigate risk. An officer, appointed by the Board, serves as the Bank’s risk manager and is responsible for monitoring and maintaining the Bank’s company-wide contingency plan. This contingency plan addresses and provides guidelines for the restoration of business in the event of man-made and natural disruptive events.
With regard to certain risks affecting the Company and the Bank, we recognize that not maintaining the privacy and security of customer information could damage our reputation and cause us to incur additional costs or even litigation. On an annual basis, the Bank’s Board of Directors reviews its Information Security Policy with its appointed Information Security Officer. We work to educate our customers about the importance and understanding of their role in protecting their identities and the privacy of their information. We consider customer education regarding the use of electronic convenience products to be especially important due to the Bank’s increased exposure to loss related to these products if procedures are not followed. A Vendor Management Policy is in place, which is approved by the Bank’s Board of Directors annually. The Vendor Management Policy calls for the assignment of levels of risk to each vendor based upon an assessment of the degree to which their relationship could expose the Company to risk in relation to the Company’s reliance on the vendor’s promise to perform and to protect customer privacy and based on the vendor’s fiscal strength.
The Company monitors its interest rate risk through a review of its sensitivity to upward and downward movements of interest rates and their impact on the Company’s interest-earning assets, interest-bearing liabilities, and the net interest margin. The Company monitors concentrations and economic trends in the communities it serves and in the global economy in order to respond to issues that could affect the economic climate in which it operates. The Company's management reports its analysis of these areas to the Bank’s Board of Directors on a periodic basis.
It is management’s policy to discuss a detailed analysis of any proposed major project with the Board. This analysis generally includes management’s reasons for the proposal, results of due diligence analysis, potential risks, costs, and the estimated period for implementation of the project, and the Bank's Compliance Department and Operations and Technology Committee's recommendations prior to seeking the Board’s approval.
From time to time, the Company provides director education and discussion as to bank directorship issues, the management of risk, miscellaneous timely topics affecting the Company, as well as future corporate governance matters by receiving periodic briefings from senior management of the Company, legal counsel, auditors and other consultants. In addition, the Company periodically engages the services of experienced consultants to facilitate more formal director education matters, strategic planning, and other topics affecting the Company. During 2020, the Company retained a third part consultant who assisted the company and its directors with strategic planning matters.
Audit Committee
The Audit Committee’s principal functions include reviewing and approving the services of the independent registered public accounting firm; reviewing the Company’s financial statements; reviewing the plan, scope, and audit results of the internal and external auditors; reviewing the reports of regulatory authorities; and, reviewing and overseeing the Company's external reporting on environmental, social and governance related matters. The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is attached to this proxy statement as Exhibit A. Members of the Audit Committee in 2020 were Mr. David J. McCambridge, Ms. Linda C. Thomas, and Mr. David G. Wight. Mr. McCambridge was appointed to the Committee in 2011, Ms. Thomas was appointed in 2016, and Mr. Wight was appointed in 2007. Mr. McCambridge has been the Chair of the Audit Committee since 2017. The Board has determined that each of the members of the Audit Committee are independent directors within the meaning of the Securities and Exchange Commission rules applying to Audit Committee members and the Nasdaq Global Select Market listing standards. The Audit Committee and the Board have also determined that Mr. McCambridge qualifies as an Audit Committee financial expert within the meaning of such rules.
During 2020, the Audit Committee had eight meetings, during which the Audit Committee was kept informed of the processes and procedures in place for maintaining the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX") as evaluated by the Company’s internal audit manager, internal SOX Committee, and the Company's independent registered public accounting firm.
Compensation Committee
The primary functions of the Compensation Committee, which met five times in 2020, are: to review and approve Executive and all Senior Vice President compensation; to select and approve employee benefits and retirement plans; to review and approve the Company’s stock incentive and profit sharing plans; and, to oversee environmental, social and governance matters related to human resource management including review of the effectiveness and continuous improvement of the Company's strategies and practices regarding its human resources management function including total rewards, corporate culture, human capital and talent management, management succession, and diversity and inclusion practices. The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter is attached to this proxy statement as Exhibit B. Compensation Committee members are Mr. Karl L. Hanneman, Mr. David J. McCambridge, Ms. Krystal M. Nelson, and Mr. John C. Swalling. Mr. Hanneman was appointed to the Compensation Committee in 2014, Mr. McCambridge was appointed in 2011, Ms. Nelson was appointed in 2015, and Mr. Swalling was appointed in 2005. Ms. Nelson has been the Chair of the Compensation Committee since 2017. All members of the Compensation Committee have been determined by the

Board to be independent directors within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.
Governance and Nominating Committee
The Governance and Nominating Committee was formed in August of 2011 with the adoption of the Company’s Governance and Nominating Committee charter. The Governance and Nominating Committee met four times in 2020. The primary functions of the Governance and Nominating Committee are to evaluate the size and composition of the Board; to develop criteria for Board membership; to identify, recruit, interview, and evaluate individuals qualified to become Board members; to evaluate the independence of existing and prospective directors; and, to review the Company's practices that relate to matters of environmental, social and governance framework initiatives. A copy of the Governance and Nominating Committee charter is attached to this proxy statement as Exhibit C. With respect to nomination of director candidates, the Governance and Nominating Committee will consider nominations from the Company’s shareholders using the same criteria as for all other nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary no later than one-hundred-twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Company. Any nomination not made in accordance with the Bylaws may be disregarded at the discretion of the Chair of the Annual Meeting.
Additionally, the Governance and Nominating Committee recommends appointments of directors to the Board’s Committees, reviews and approves the related party nature of all related party transactions, and reviews the adequacy of the Company’s Corporate Governance Guidelines, the Company's environmental, social and governance framework and initiatives, and the Company’s Code of Business Conduct and Ethics and recommends any proposed changes to the Board for approval. Current members of the Governance and Nominating Committee are Mr. David W. Karp, Mr. Aaron M. Schutt, Mr. John C. Swalling, and Ms. Linda C. Thomas. Mr. Karp was appointed to the Governance and Nominating Committee in 2015, Mr. Schutt was appointed in 2020, Mr. Swalling was appointed in 2011, and Ms. Thomas was appointed in 2014. Mr. Swalling is the Chair of the Governance and Nominating Committee. All of the members of the Governance and Nominating Committee are considered by the Board to be independent directors within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.

Director Nomination Criteria
The Governance and Nominating Committee believes that certain criteria should be met by director nominees to ensure effective corporate governance of the Company. Qualified candidates are those who, in the judgment of the Governance and Nominating Committee, possess certain personal attributes, a diversity of ideas and viewpoints, and a sufficient mix of experience and related attributes to assure effective service on the Board. The personal attributes of director nominees that the Governance and Nominating Committee considers include:
●    Integrity. Each candidate shall be an individual who has demonstrated integrity, honesty, fairness, responsibility, good judgment, and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.
●    Leadership. Each candidate should be or have been in a generally recognized position of leadership in the candidate’s field of endeavors.
●    Independence. No candidate, or family member (as defined in Nasdaq Global Select Market rules) or affiliate or associate (as defined in federal securities laws) of a candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company.
●    Active Participation. Each candidate must be prepared to participate fully in Board activities, attendance at, and active participation in, meetings of the Board and the committee(s) of which they are a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee's sole judgment, interfere with or limit their ability to do so.
●    Best Interests of All Shareholders. Each candidate must be prepared to represent the best interests of all the Company’s shareholders and be willing to state their independent opinions in a constructive manner.
●    Collegiality. Each candidate should be able to work well with other directors and executives of the Company.
●    Diversity. Each candidate's background, qualifications and personal characteristics and the candidate's impact on the diversity of the Board's composition in terms of age, skills, ethnicity and other factors relevant to the Company's business.
The Governance and Nominating Committee will consider and evaluate all candidates identified through the processes described above, including incumbents and candidates proposed by the Company’s shareholders. After consideration, the Governance and Nominating Committee will finalize its list of recommended candidates for the Board's consideration. Candidates who are then approved by the Board are included in the recommended slate of director nominees in the Company's proxy statement.
Director Experience, Tenure, Diversity and Refreshment

The Board maintains a unique balance of experience, tenure, diversity, cultural and local market knowledge and broad subject matter expertise. While our longer-tenured directors carry a wealth of experience and deep understanding of the Company and our industry, the Board embraces the need for fresh perspectives and is committed to continued director refreshment.

The Board's refreshment activities are ongoing. Since 2014, the Board added seven new directors. On January 28, 2021, the Board appointed new director Joseph P. Marushack to serve to the 2021 annual meeting. Mr. Marushack is also nominated to stand for re-election at the 2021 annual meeting.

The Board employs a balanced approach to populating Board Committees. This refreshment strategy results in a membership that maintains new and contemporary perspectives, ideas and approaches, and includes the appointment of Mr. Schutt to the Governance and Nominating Committee in 2020.

Board and Committee Evaluations

The Governance and Nominating Committee leads and oversees the annual evaluation of the Board and Board committees. The annual evaluation includes an individual director self-assessment and an independent third party hosted survey to determine whether the Board and its committees are functioning effectively. The Governance and Nominating Committee establishes the evaluation criteria, oversees the evaluation process, discusses the results with the Board, and implements any changes that emerge from the evaluations that the Board deems appropriate to enhance Board effectiveness.

An independent consultant provides assistance with the design of the online survey instrument and administers the survey on behalf of the Governance and Nominating Committee, thereby assuring anonymity of participant responses through a secure, encrypted website. A written report of total Board data, as well as data for the Board committees, is prepared by the consultant, analyzing the closed-end questions and including the verbatim comments offered by directors at the close of each section of the survey that may provide recommendations for improvement. The report also tracks current data against results from previous surveys, where comparable.

Director Compensation
In 2020, all non-officer directors who did not serve as a committee chair received a $26,000 annual cash retainer. Annual cash retainers of $37,000, $32,000, and $29,500 were paid to the non-officer Lead Director and Chair of the Governance and Nominating Committee, the non-officer Chair of the Audit Committee, and the non-officer Chair of the Compensation Committee, respectively, in 2020. All non-officer directors received an additional $25,000 in cash to be used for the purchase of the Company’s common stock on the open market following the 2020 Annual Meeting. Additionally, up until May 2020, each non-officer director received a fee of $1,000 for each Board meeting attended. Members of the Audit Committee received $1,000 for each Audit Committee meeting attended with the exception of the Audit Committee Chair, who received $1,750 for each committee meeting attended. Members of the Governance and Nominating, and Compensation Committees received $850 for each committee meeting attended with the exception of the committee Chairs who received $1,500 for each committee meeting attended. After May of 2020, members of the Audit Committee receive $1,000 for each Audit Committee meeting attended and members of the Governance and Nominating, and Compensation Committees receive $850 for each committee meeting attended. For information as to specific amounts paid to each of our directors in 2020, see "Director Compensation" in this proxy statement.
Compensation Committee Interlocks and Insider Participation
The following directors served as members of the Compensation Committee during 2020: Mr. Hanneman, Mr. McCambridge, Ms. Nelson, and Mr. Swalling. No member of the Compensation Committee was, during the year ended December 31, 2020, an officer, former officer, or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure by the Company under the Securities and Exchange Commission rules requiring disclosure of certain relationships and related party transactions. No executive officer of the Company served as a member of the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Board during the year ended December 31, 2020.
Code of Conduct

The Company has adopted a Code of Conduct, which includes a Code of Ethics for all employees, including executive officers, and all of our non-employee directors. We will furnish a copy of the Code of Conduct to shareholders, at no charge, upon written request to the Corporate Secretary at P.O. Box 241489, Anchorage, AK 99524-1489.

The Code of Conduct addresses the professional, honest and ethical conduct required of each employee and director, conflicts of interest, disclosure process, compliance with laws, rules and regulations (including securities trading), corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, and encourages the reporting of any illegal or unethical behavior through robust reporting protocols and whistleblower protections. A waiver of any provision of the Code of Conduct may be made only by the Company's Governance and Nominating Committee of the Board and must be promptly disclosed as required by SEC and NASDAQ rules. The Company will disclose any such waivers.

The Company’s management team develops the Company’s strategic direction and oversees its execution, while the Board is charged with providing guidance, insight and oversight as to the strategy, initiatives and management’s performance. As discussed elsewhere in this proxy statement, the Board and management also remain committed to fostering an effective and efficient risk and control environment that includes an emphasis on an ethically driven culture and an ongoing investment in our employees and community.

Environmental, Social, Governance and Leadership.
The Company is committed to promoting sound environmental, social, governance ("ESG") and effective leadership through strong Board leadership and management oversight of the Company’s processes. Broadly speaking, our senior management team develops the Company’s ESG strategic direction and oversees its execution while the Board, primarily through the Governance and Nominating Committee is charged with providing guidance, insight and oversight as to the strategy, initiatives and management’s performance. In addition, the Company’s Audit Committee and Compensation Committee also play significant oversight roles with respect to the external communications and human resources implementation elements, respectively, of the Company’s overall environmental, social and governance initiatives.

The Company strives to ensure a respectful, diverse and inclusive employee environment and experience. Our policies encourage individual values, strengths and protections to provide gender diversity and equality in the workplace and in its compensation practices.

As an Equal Opportunity Employer, we emphasize inclusion through hiring and compensation practices and consider a pool of diverse candidates for open positions and internal advancement opportunities. To address issues related to pay discrimination, we do not ask potential candidates about their current or previous compensation during the hiring process, and we incorporate equal and fair pay reviews into every employment compensation decision. To reinforce our corporate culture of respect, diversity, and inclusion, each of our employees completes anti-harassment training annually.

Among the Company's full-time equivalent employees as of December 31, 2020, 72% identify as women and 28% as men. Approximately 35% of the workforce identify as a member of a racial minority, 5% identify as individuals with a disability, and 2% identify as veterans. In executive and senior management positions, 52% identify as women and 48% as men as of December 31, 2020. Approximately 4% of those in executive and senior management positions identify as a member of a racial minority, 4% identify as individuals with a disability, and 4% identify as veterans.

With respect to the Company's internal processes, the Company has operated at a primarily paperless level for several years. Additionally, in 2020, the Bank implemented customer facing software that allows for completely paperless deposit and loan account opening as well as completely paperless closings for new or modified loans. With respect to our physical office locations, the Company invests in updated technology, such as programmable thermostats, LED lighting, and lighting systems that employ occupancy censors to conserve energy at both our owned and leased facilities when we build new branches or when we update existing branch or corporate office facilities. Additionally, the Company plans to update exterior lighting to new, more energy efficient LED lights at 4 of our 17 branch locations in 2021.
EXECUTIVE OFFICERS
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The following table sets forth certain information about the Company’s executive officers:

Name/Age	Position	Has Served as an Executive Officer Since
Jed W. Ballard, 42 (1)	Executive Vice President, Chief Financial Officer of the Company and the Bank	2018
Benjamin D. Craig, 46(2)	Executive Vice President, Chief Information Officer of the Bank	2015
Michael G. Huston, 53 (3)	Executive Vice President, Chief Lending Officer of the Bank	2017
Michael A. Martin, 54 (4)	Executive Vice President, General Counsel and Corporate Secretary of the Company and Executive Vice President, Chief Operating Officer, General Counsel and Corporate Secretary of the Bank	2016
Joseph M. Schierhorn, 63(5)	Chairman, President, Chief Executive Officer and Chief Operating Officer of the Company. Chairman, President and Chief Executive Officer of the Bank	2001

(1)    Mr. Ballard joined the Company at the beginning of 2018 as Executive Vice President, Chief Financial officer for both the Company and the Bank. Prior to joining the Company, Mr. Ballard was with KPMG, an international public accounting firm, for over sixteen years, with his last role being Senior Audit Manager for KPMG. Mr. Ballard holds a Bachelors of Business Administration, with a major in Accounting from the University of Alaska Fairbanks and is a Certified Public Accountant. Mr. Ballard is a lifelong Alaskan and a shareholder of Bering Straits Native Corporation. He is a past mentor for the University of Alaska Anchorage Leadership Fellows program. Mr. Ballard is currently a Board Member of Junior Achievement of Alaska and is a Board Member and President of the Bering Straits Foundation. Mr. Ballard is also currently a Board Member and Vice-Chair of the Audit and Finance Committee of the Alaska Native Heritage Center.

(2)    Mr. Craig joined the Bank in 2009 as Vice President, Information Technology Manager. He was promoted to Senior Vice President, Chief Technology Officer in 2010 and to his current position as Executive Vice President, Chief Information Officer in 2015. Mr. Craig began his technology career in the United States Air Force in 1995, where he honorably served until 2000 as a Computer and Communications Systems Manager. From 2000 to 2001, Mr. Craig was Director of Network Operations at 3NF Corporation. Immediately prior to joining the Bank, from 2001 until 2009, Mr. Craig served as the Vice President, Information Technology Manager for River City Bank in California. Mr. Craig also formed the Anchorage Technology Forum in 2017, which he continues to lead, and in 2018 joined the Alaska Association for Career and Technical Education as a Board member until 2020. In 2018, Mr. Craig became an Advisory Board Member for both the University of Alaska Anchorage Computer & Networking Technology and the Information Systems & Decision Science division.
(3)    Mr. Huston joined the Bank in May of 2017 as Executive Vice President, Chief Lending Officer. Prior to joining the Bank, Mr. Huston was Executive Vice President and Chief Banking Officer at First Interstate BancSystem, where he worked for twenty-five years. He graduated Magna Cum Laude from Arizona State University with a Bachelor of Science degree in Finance. Mr. Huston is also a graduate of the Pacific Coast Banking School.
(4)    Mr. Martin joined the Bank in 2011 as Vice President, Commercial Loan Officer. He was promoted to Commercial Loan Unit Manager in 2012, In-House Legal Counsel, and Business Development Officer in 2014 and to General Counsel and Corporate Secretary in 2015. In 2016, he was promoted to Executive Vice President, Chief Operating Officer of the Bank. Mr. Martin has been in the financial industry since 1995. He has taught many courses through Alaska Pacific University, Pacific Coast Banking School at the University of Washington, the American Institute of Banking, and as an Adjunct Professor at the University of Alaska Anchorage. Mr. Martin holds a Juris Doctorate from Ohio Northern University, Bachelors of Science from Juniata College, and is a graduate of the Pacific Coast Banking School. He is a past-president of Alaska Public Media as well as the current President of the Alaska Bankers Association.
(5)    Mr. Schierhorn previously served as Assistant Vice President, Commercial Loan Officer, with Key Bank Alaska from 1988 until 1990. He joined the Bank in 1990 as Vice President and Commercial Loan Officer, was appointed Senior Vice President, Commercial Loan, and Compliance Manager in 2000, and in 2001 was named an executive officer as Senior Vice President, Chief Financial Officer, and Compliance Manager of the Company and the Bank. He was named Executive Vice President, Chief Financial Officer in 2005, and Corporate Secretary in 2013. In 2013, Mr. Schierhorn was appointed Chief Operating Officer of the Company and the Bank while continuing to serve as the Executive Vice President, Chief Financial Officer, and Corporate Secretary of the Company and the Bank until May 2014. In March of 2015, Mr. Schierhorn was promoted to President of the Bank and in January 2016, was named Chief Executive Officer of the Bank, and retained his title of Executive Vice President, Chief Operating Officer of the Company. In June of 2017, Mr. Schierhorn was named President and Chief Executive Officer of the Company, while retaining the titles of Chief Operating Officer. At the beginning of 2018, he was named Chairman of both the Company's and the Bank's Board of Directors while retaining his titles of President and Chief Executive Officer of the Bank, and President, Chief Executive Officer and Chief Operating Officer of the Company. Mr. Schierhorn earned his Juris Doctorate and Masters in Management from Willamette University in 1985, is a Certified Public Accountant, and member of the Alaska Bar Association. Mr. Schierhorn is a past-President of the Alaska Bankers Association and has been on the Board of Directors of the Pacific Bankers Management Institute Representing the Pacific Coast Banking School since 2017. Mr. Schierhorn has been a Director of Pacific Wealth Advisors, LLC, and Pacific Portfolio Trust Company since 2017.
Each of our named executive officers has employment agreements with the Company with the exception of Messrs. Craig and Huston, whose employment agreements are solely with the Bank. See "Executive Compensation - Employment Agreements."

COMPENSATION DISCUSSION AND ANALYSIS
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This section provides information regarding the compensation program in place for those who served as Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers of the Company or the Bank at the end of 2020, outside of those who served as Chief Executive Officer and Chief Financial Officer (collectively, the "named executive officers"). This section includes information regarding the overall objectives of our compensation program and each element of compensation.

The Compensation Committee believes that the Company’s current annual and long-term incentive compensation programs for its executives, including the named executive officers, senior managers and key employees serve to appropriately focus these individuals on the Company's current and future business needs. The Company’s compensation program is designed to mitigate risk by capping performance-based payments and defining performance criteria focused not only on profitability and growth, but also on managing risk and expenses and improving credit quality. The Compensation Committee continually assesses the Company’s compensation objectives, philosophy, forms of compensation for the Company’s executives, and has determined that the Company’s current compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Company has included Proposal 2, a non-binding advisory vote on executive compensation, in this proxy statement in accordance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and regulations of the Securities and Exchange Commission. Proposal 2 provides the shareholders of the Company with a non-binding advisory vote on compensation programs for our named executive officers (sometimes referred to as "say on pay") as described in this section of this proxy statement. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. At the annual meeting of our shareholders that was held on May 25, 2017, the Company’s shareholders expressed a preference that an advisory vote on executive compensation of the Company’s named officers should occur every year. Accordingly, we are holding the non-binding advisory vote outlined in Proposal 2 at the Annual Meeting.
Overview of Compensation Program
The Compensation Committee bases its compensation strategy on maintaining the Company’s primary strategic goal: to maintain, over the next several years, a well-capitalized, superior customer first service-focused financial institution headquartered in Anchorage and serving the greater Anchorage, Matanuska Valley, Fairbanks, Kenai Peninsula, Kodiak, and Southeast Alaska areas, as well as various other markets in and outside Alaska. We believe that achieving the Company’s business and growth strategies will create long-term value for shareholders and will protect the interests of our customers.
Compensation Philosophy and Objectives
The Compensation Committee believes that compensation packages for the Company’s named executive officers, key personnel, and other employees should be based, to a substantial extent, on achievement of the goals and strategies the Board has established. When establishing salaries, performance based payments, and stock option awards for named executive officers, the Compensation Committee considers: (i) the Company’s financial performance during the past year; (ii) the individual officer’s performance during the past year based upon the officer’s scope and level of responsibility and how well they managed and carried out those responsibilities to achieve the Company’s goals, as well as how well that officer dealt with unexpected challenges and opportunities that were not anticipated in the Company’s annual goal setting process; and (iii) market data related to the salaries of executive officers and key personnel in similar positions with companies of comparable size, as well as other companies within the financial institutions industry. For named executive officers other than the Chief Executive Officer, the Compensation Committee considers recommendations made by the Chief Executive Officer.
The Company has developed and implemented policies for determining salary structure, annual performance based payments, and employee stock option and other stock-based awards based on recommendations of independent, nationally recognized compensation consultants. These consultants periodically evaluate the Company’s executive compensation programs at the request of the Compensation Committee.
Role of Executive Officers in Compensation Decisions
The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer, subject to the Board’s further approval. The Compensation Committee approves recommendations made by the Chief Executive Officer for all compensation for other executive officers of the Company. All Compensation for the Company’s Chief Executive Officer and Chief Financial Officer, and the Bank's Chief Operating Officer is further approved by the Board.
The Chief Executive Officer annually reviews the individual performance of the Company’s key employees. The Chief Executive Officer's recommendations for all compensation, based upon individual officer performance evaluations, are presented to and discussed with the Compensation Committee. The Compensation Committee can modify any recommended adjustments or awards as deemed to be appropriate.

Independent Consultants
The Compensation Committee has the authority to engage independent compensation consultants. The Compensation Committee, from time-to-time as deemed appropriate, has engaged the services of Frederic W. Cook and Co., Inc. ("FWCC") to analyze and evaluate the Company’s overall compensation program and practices as compared to a selected group of publicly traded peer group banks of similar size within the Pacific Northwest region and California. The Company engaged FWCC to assist the Governance and Nominating Committee with a review of compensation for non-officer members of the Board in 2017 and 2019. In 2018 and 2020, the Compensation Committee engaged FWCC to assist the Compensation Committee with a compensation survey in connection with the review of compensation for the named executive officers and other senior officers. Additionally, in 2017, FWCC advised the Compensation Committee regarding the creation of the 2017 Stock Incentive Plan, in 2020 regarding the creation of the 2020 Stock Incentive Plan, and in 2019 regarding changes to the Company's Profit Sharing Plan.
In connection with its engagements with FWCC, the Compensation Committee considered various factors bearing upon FWCC’s independence, including, but not limited to, FWCC’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could affect FWCC’s independence. After reviewing these and other factors, the Compensation Committee determined that FWCC was independent and that FWCC's engagements with the Compensation Committee did not present any conflicts of interest.
COVID-19
The COVID-19 pandemic significantly impacted our Company throughout 2020. The Company’s named executive officers have actively navigated the business disruptions, employee and customer safety, government financial aid packages for customers, customer loan accommodations and credit risks. The Board did not hold any special meetings related to COVID-19 matters. COVID-19 matters were addressed in regularly scheduled meetings of the Company and Bank Boards and committee meetings.

Because of our strong performance against these unprecedented circumstances, the Compensation Committee made no adjustment to our executive compensation programs for 2020, with the exception of the annual cash bonus as discussed further in the Elements of Compensation – Performance Based Annual Payment section of this proxy statement. There are no current plans for any changes in 2021 as a result of COVID-19. On a Company-wide basis, there have been no salary reductions or modifications to the Company’s bonus plans. All compensation plans have remained unaltered during the COVID-19 pandemic. Certain employees, including some of the named executive officers who were instrumental in successfully navigating the Paycheck Protection Program were rewarded with one-time bonuses paid in 2020.

Executive Compensation
The Company’s executive compensation program currently consists of four key elements: (i) base salary; (ii) a performance-based annual payment; (iii) periodic stock option grants and other stock-based compensation awards; and, (iv) retirement and other deferred benefits. The Compensation Committee engages the services of a qualified compensation consultant as appropriate, and it considers the Company’s executive compensation package as a whole. Each component of the executive’s package is in large part provided for under the terms of the executive’s employment agreement including base salary, which can change from time-to-time, as well as a performance based payment opportunity under the Company’s Profit Sharing Plan and retirement benefits according to the prescribed terms of the executive’s employment agreement. The Compensation Committee’s and the Company’s philosophy is to be consistent in the timing of its review of the executive's performance and opportunities for compensatory recognition. Review occurs several times in a given year. The Compensation Committee and the Company believe that this practice facilitates the retention of the executive over the short and long-term and appropriately rewards performance based upon each executive’s level of responsibility, accountability, leadership, and measured contributions to the organization.
The Compensation Committee believes that this four-part approach best serves the interests of the Bank, the Company, and its shareholders. This approach enables the Company to meet the requirements of the highly competitive banking and lending environment in which it currently operates while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of shareholders. The performance based annual payment opportunity, which is provided for under the Company’s Profit Sharing Plan, rewards and motivates individual performance, and is based in large part on the contribution made by the officer to the Company’s overall performance. Stock options and other stock-based awards relate a significant portion of long-term remuneration directly to stock price appreciation and serve to promote the executive's continued service with the Company. The Compensation Committee believes that these awards also closely align the interests of the executive and the Company’s shareholders.

The Compensation Committee annually evaluates both executive performance and the structure of executive compensation to ensure that the Company maintains its ability to attract and retain customer service motivated employees in key positions. From time-to-time, the Compensation Committee engages an independent consultant to analyze executive compensation. The last evaluation of executive compensation that included an analysis by FWCC was done in 2020. This evaluation ensures that compensation for executives is reasonable and competitive with similar positions held in peer group organizations in the local Alaska market, the Pacific Northwest, and California. The peer group that the Compensation Committee used for this evaluation in 2020 consisted of 14 Pacific Northwest and California commercial banks similar in size to Northrim: FS BanCorp; F&M BanCorp; First Financial Northwest, Inc.; Territorial BanCorp; Heritage Commerce; Riverview Bancorp; Bank of Commerce; Bank of Marin Bancorp; First Northern Community Bancorp; Oak Valley Bancorp; Sierra Bancorp; Central Valley Bancorp; First Northwest; and Timberland Bancorp. The Compensation Committee objectively evaluates the performance of the Company’s compensation program by periodically comparing the weight and values of its components to the Company’s peer group of Pacific Northwest and California financial institutions as surveyed by independent compensation consultants who gather pertinent salary, benefit, and equity compensation data from then current proxy statement disclosures of the Company's peer group.
The Compensation Committee’s approach for giving consideration to each element of the Company’s executive compensation package multiple times during a given year is intended to bring consistency to the overall program, and to support the Company’s philosophy to provide more than one opportunity during a given year to measure and recognize the performance and contributions of individual executive officers and officers in key positions. For example, in the first quarter, the Compensation Committee considers and approves awards to participants under the Company’s Profit Sharing Plan, selects criteria for the Company’s Profit Sharing Plan’s plan year and conducts the annual officer and executive officer salary review. In the fourth quarter, the Compensation Committee considers and approves stock option grants and stock awards with pricing based upon the closing price of the Company’s stock on the date of grant.
The Compensation Committee takes an approach based on both quantitative and qualitative factors when considering the compensation of the Company’s Chief Executive Officer. The Compensation Committee considers the Company’s financial results for a given year compared to the Company’s plan and actual results for the previous year. The Compensation Committee also considers certain qualitative accomplishments of the Chief Executive Officer in terms of the Company’s realization of its corporate objectives, his foresight, his extensive community involvement, as well as his leadership in strategically positioning the Company for future significant developments in the banking industry and the Company’s market and developing long-term strategies for the future direction and growth of the organization.
Elements of Executive Compensation
Each year, the Compensation Committee determines whether or not the employment agreements of the named executive officers should be renewed, and whether or not a change in terms is appropriate. See further discussion of the employment agreements under Executive Compensation - Employment Agreements.
The Company and the Bank do not have any arrangements in place for or with the named executive officers whereby their compensation may be comprised of proportionate amounts of base salary, performance based annual payments, options and other stock-based compensation, or retirement and other deferred benefits. Instead, compensation is comprised of such components in amounts as determined by the Compensation Committee at its discretion and with respect to the components of compensation for the Company's Chief Executive Officer and Chief Financial Officer, and the Bank's Chief Operating Officer, approved by the Board.
Base Salary. Based on its consideration of competitive industry salaries and general economic conditions within the Company’s market area and the financial institution industry, the Company’s Human Resources Department has established a graded salary structure for all of the Company’s employees. Every salary grade is structured to allow for personal growth ranging from the grade’s entry-level benchmark through the mid-point range and to the upper-most level of annual salary for each grade. The matrix used to calculate annual merit increases applies factors related to the position of the individual’s current salary within the established ranges for her or his salary grade, predetermined rates of increase based on an annual survey of market data, and an evaluation of the employee’s performance. The Company's Human Resources Department reviews the schedule of matrix driven changes to individual officer annual base salaries and can make recommendations for any additional adjustments. Additionally, individual base salaries for named executive officers and other officers in key positions, other than the Chief Executive Officer, are reviewed and may be adjusted by the Chief Executive Officer. The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer. Officer base salary levels are reviewed annually in the first quarter of the Company’s fiscal year and any increases to base annual salaries are recommended to the Compensation Committee by the Chief Executive Officer for approval based on an assessment of an officer’s scope of responsibilities, experience, the officer’s individual performance, and contributions to the success of the organization.

Additionally, the salaries of the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's Chief Operating Officer, are reviewed and approved by the Compensation Committee and the Board.
Performance Based Annual Payment. In November of 2011, the Board approved the Company’s Profit Sharing Plan. Executive officers, in addition to all current employees of the Company and Bank who commenced employment payments calculated during the performance period, are eligible to participate in profit sharing in accordance with the provisions of the Company's Profit Sharing Plan. The selection of the Company's Profit Sharing Plan criteria occurs within one-hundred-twenty days of the beginning of the Company’s fiscal year. The selection of the criteria for 2020 occurred in March of 2020.
The Company's Profit Sharing Plan also provides that the Compensation Committee may designate any employee, including an executive officer, as ineligible to receive a profit sharing payment at its complete discretion. Additionally, the Compensation Committee may adjust any employee’s profit sharing payment at its discretion. However, no individual profit sharing payment can exceed ten percent (10%) of the entire profit sharing pool for any performance period. Unless otherwise approved by the Compensation Committee, no individual profit sharing allocation can exceed 50% of that individual’s base salary or 150% of target. Total profit sharing allocations made to the Chief Executive Officer and Chief Financial Officer of the Company, and the Chief Operating Officer of the Bank, cannot exceed 25% of the profit sharing pool in any performance period. The profit sharing awards to the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's Chief Operating Officer, are reviewed and approved by the Compensation Committee and the Board.
In March of 2019, the Board amended the Company’s Profit Sharing Plan to fund the plan based on a target percentage of employees’ base salary as opposed to creating a pool based on a percentage of the Company’s pre-tax income. This target is based on the financial results of the Company. Specifically, 60% of the profit sharing is based on a comparison of annual budget to actual pre-tax income for the Community Banking segment and 40% is based on the Company’s consolidated return on average assets rank in a peer comparison of U.S. banks with assets between one and five billion dollars. A tiered approach is taken for both criteria. In general, funding between 50% and 150% of the target occurs for the portion of the profit sharing that is based on budget to actual performance at the Community Banking segment. Funding of 50% of the target occurs when actual pre-tax income is equal to or less than 85% of budgeted pre-tax income. The maximum funding of 150% of the target occurs when actual pre-tax income is equal to or greater than 125% of budgeted pre-tax income. Funding between 50% and 150% of the target occurs using a tiered scale when actual pre-tax income is greater than 85% but less than 125% of budgeted pre-tax income. Funding between 50% and 150% of the target for the portion of the profit sharing that is based on the Company’s return on average assets as compared to peers occurs when the Company’s return on average assets is ranked in the top 71% of peer banks. A weighted average based on this funding criteria determines the total funding percentage of the target. The funding percentage, which may be adjusted by the Compensation Committee at its discretion, is then applied to an individual’s targeted percent of base salary based on their grade to establish the total profit sharing amount. Once this amount is determined, 10% of the total profit share is reserved for allocation at the Chief Executive Officer's discretion.
The performance goals established by the Compensation Committee for the Company's Profit Sharing Plan for 2020 include measures based on the Company’s strategic goals for 2020. The Compensation Committee reviewed and approved management’s recommended thresholds for each criterion. In 2020, the Company had to meet the following minimum criteria in order for the approval of the profit sharing:
●    A ratio of total regulatory capital to risk-weighted assets of at least ten percent (10%) for both the Bank and the Company;
●    A ratio of tier one regulatory capital to risk-weighted assets of at least eight percent (8%) for both the Bank and the Company;
●    A ratio of tier one regulatory capital to total average assets of at least five percent (5%) for both the Bank and the Company;
●    A ratio of classified assets to total risk-based regulatory capital for the Company of no more than thirty percent (30%). (Classified assets include loans classified as substandard, doubtful or loss assets within the Bank’s internal risk rating system, plus other real estate owned and other repossessed assets.); and,
●    Regulatory examination results must be acceptable.

Once the Company determined that the above criteria were met for 2020, the Compensation Committee approved management’s recommendation based upon the calculated payout under the Profit Sharing Plan’s matrix methodology resulting in an aggregate payout of $3.8 million for 2020, $687,263 of which was paid, in aggregate, to the named executive officers.
Options and Other Stock-Based Compensation. The Compensation Committee is of the philosophy that offering stock-based incentives to executives and key employees: (i) attracts and retains the best available personnel for the long-term; (ii) enhances long-term profitability and shareholder value; and (iii) encourages employees to acquire and maintain stock ownership in the Company, thereby more closely aligning the interests of employees and shareholders. The Compensation Committee follows this philosophy, and subject to the Company’s employee stock incentive plans, the Compensation Committee may determine the employees eligible to receive stock options and other equity awards and to assess the amount of each such stock option or other equity award.
The Company’s 2020 Stock Incentive Plan ("2020 Plan"), an omnibus plan approved by the Company's shareholders, authorizes the Board or the Compensation Committee to administer the 2020 Plan and to grant to eligible key employees nonqualified stock options, restricted stock, restricted units, performance shares, performance units, stock appreciation rights, or dividend equivalent rights. The Compensation Committee has not delegated any aspect of the administration of any of the Company’s stock incentive plans, including the 2020 Plan, to any other persons.
The 2020 Plan is designed to afford the Compensation Committee flexibility, consistency, and balance in determining and governing the terms and mix of the annual grant of long- and short-term equity based compensation awards to the Company’s executive officers and other employees key to the safe and profitable operation of the Bank. The majority of participants in the 2020 Plan are members of the Bank’s senior management team. Participants, including the Company’s named executive officers, are awarded options and other stock-based compensation based on the value of equity compensation awards, and overall compensation, for comparable positions at peer institutions. Peer data was obtained from data received from FWCC, an independent, nationally recognized compensation-consulting firm, in 2020. The banks that were used to obtain this peer group median were 14 Pacific Northwest and California commercial banks similar in size to Northrim: FS BanCorp; F&M BanCorp; First Financial Northwest, Inc.; Territorial BanCorp; Heritage Commerce; Riverview Bancorp; Bank of Commerce; Bank of Marin Bancorp; First Northern Community Bancorp; Oak Valley Bancorp; Sierra Bancorp; Central Valley Bancorp; First Northwest; and Timberland Bancorp.
The Compensation Committee believes that the awards of stock options and shorter-term restricted stock units serve to tie the executives’ interests to those of the Company’s shareholders. These awards also provide an incentive for the executives’ long-term retention given the competitive climate in the Bank’s marketplace for experienced and seasoned bankers. The methodology for calculating the maximum total value of equity awards that will be awarded to employees, including the executives, is calculated by taking the Company’s market capitalization times point five percent (0.50%). The Chief Executive Officer recommends proposed grantees and proposed award levels based on performance. The Compensation Committee has full discretion to approve, deny, or change any recommendations from the Chief Executive Officer. Additionally, awards of stock options and restricted units made to the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's Chief Operating Officer, are reviewed and approved by the Board. The Compensation Committee also analyzes the financial impact of the grant on the Company’s income statement and the potential dilution of the grant to existing shareholders compared to prior grants and the Company’s peer group.
The Company has not established any program whereby executives or key personnel are required to own and purchase within any specific schedule a defined number of shares of the Company’s common stock.
Retirement and Other Deferred Benefits
Deferred Compensation Plan. The Bank established a Deferred Compensation Plan ("DCP") dated January 1, 1995, as amended October 3, 1996 and January 1, 2005, for the purpose of providing benefit planning to key employees of the Bank by permitting them to defer the receipt of compensation. All officers of the Bank and the Company, including the named executive officers, are eligible to participate and other key employees may become eligible to participate if so notified by the Compensation Committee.
The DCP provides that on or prior to December 31 of each year the DCP is in effect, any eligible employee may elect in writing to defer receipt of at least five percent (5%) to a maximum of one hundred percent (100%) of their salary to be paid in the calendar year following the year of election. Any election is irrevocable as to any salary payable in the next year and effective with respect to future years unless revoked by the participant prior to December 31 of the year preceding the year in which the deferral is to take effect. Under the DCP, eligible employees, including the named executive officers, may elect to defer receipt of all or a portion of their remaining salary to be paid in the current calendar year if such written election is made within thirty days after they are first notified by the Compensation Committee of their eligibility to become a participant. The DCP provides that any eligible employee may elect to defer receipt of at least five percent (5%) to a maximum of one hundred percent (100%) of their performance-based payments for services to be performed in a succeeding plan year under the same conditions described above. All amounts deferred are credited to participant accounts with interest compounded annually. According to the DCP, interest while an eligible employee is not eligible for distributions is based on the Bank’s average yield on its total assets calculated on January 1, based on the prior year’s performance, less one percentage point. Interest after an employee starts taking distributions from the DCP is based on the market yield on U.S. Treasury securities for a term equal to two-thirds of the installment period of payments to the employee. None of the named executive officers elected to defer receipt of compensation in 2020.
Northrim Bank Savings Incentive Plan 401k. Named executive officers participate in the Company’s qualified retirement plan, the Northrim Bank Savings Incentive Plan ("401k Plan"), to the same extent and subject to the same rules and limitations as the Company’s and the Bank’s other employees. The 401k Plan provides a $1.00 match for each $1.00 contributed by an employee up to five point five percent (5.5%) of the employee’s salary.
Supplemental Executive Retirement Plan. Effective July 1, 1994, the Bank adopted the Northrim Bank Supplemental Executive Retirement Plan ("SERP") for the benefit of its executive officers, including the named executive officers. As provided by the SERP, the Company makes annual contributions to participant accounts on January 1 at a percentage rate of annual base salary determined and approved by the Compensation Committee. The Compensation Committee can exercise its authority to determine and approve changes to this percentage, as well as approve new participants under the SERP. The Compensation Committee generally makes these determinations based upon recommendations of the Chief Executive Officer or the Bank's Chief Operating Officer and upon consideration of the percentage rates of annual base salary contributed by the Company for each SERP participant and relative levels of each participant’s current responsibility. Additionally, contributions made to the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's Chief Operating Officer, under the SERP Plan are reviewed and approved by the Board.
Earnings under the SERP are credited for the year on January 1 and based on the Bank’s average yield on its total assets, less a three year rolling average of net loan charge-offs as a percentage of average loans outstanding for the respective periods. The SERP provides for payment of a specified amount to plan participants upon retirement, with early retirement permitted after the participant’s fifty-fifth birthday, if she or he has completed at least five years of vesting service under the terms of the Company’s Savings Incentive Plan prior to early retirement. Benefits are payable in lump sum or in monthly installments beginning ninety-one days after retirement, with the amount payable being equal to the total plan account balance for that participant (including interest at a specified fixed rate) divided by twelve months, divided by the number of years over which the participant elects to receive payments, with fifteen years being the maximum period over which payout is permitted. If the participant dies prior to commencement of benefits, benefits are paid to the participant’s survivors in equal installments over fifteen years unless the Compensation Committee elects to accelerate payment. Additionally, the SERP was amended in August 2015 to provide for a distribution of benefits upon termination of employment resulting from disability. Under the terms of the SERP a participant will receive such participant’s account in the most recent form of payment properly elected prior to his or her disability in accordance with the terms of this SERP, with payments commencing as soon as reasonably practicable after such participant’s disability. If the SERP participant made no form of payment election, the participant’s account will be paid to the participant in ten annual installments, beginning as soon as reasonably practicable after the participant’s disability.
Supplemental Executive Retirement Deferred Compensation Plan. The Compensation Committee, the Board and management have deemed it prudent for the Bank to have life insurance protection on certain of the Company's executive officers, including the named executive officers, considering the out-of-pocket costs related to replacing an executive officer, as well as the intangible but real loss due to disruptions in management and loss of existing or new business because of the death of a key individual. For these reasons, the Compensation Committee and the Board authorized the Bank to establish the Supplemental Executive Retirement Deferred Compensation Plan ("SERDCP"), a non-qualified deferred compensation plan. Certain executive officers, including the named executive officers, as identified by the Compensation Committee, are entitled to participate in the SERDCP. The SERDCP is intended to provide a source of funds for participants’ retirement through the Bank’s purchase and ownership of key man insurance coverage in the form of a variable adjustable life policy in an amount approved by the Compensation Committee and the Board for each participant. The annual premium payment covers the cost of providing the Bank with a full death benefit for the face amount of the policy, and the cost of providing the executive officer the deferred compensation retirement benefit or a death benefit to the executive officer’s beneficiaries in the event of the executive officer’s death before retirement. Earnings are based upon the participant’s discretionary selection of investment opportunities available through the insurance provider to develop the cash surrender value of the portion of the premiums paid and allocated for that purpose.
In the event of the participant’s retirement, the cash surrender value of the policy can be paid out in a lump sum or in installments not to exceed ten years. The participant can also elect to receive the insurance policy net of a distribution of cash value sufficient to pay taxes upon receipt of the policy. In the event of the participant’s death, an amount equal to the greater of the cash surrender value or a stated death benefit, as described in the SERDCP, would be paid to the participant’s beneficiaries. Additionally, the SERDCP was amended in August 2015 to provide for a distribution of benefits upon termination of employment resulting from disability. Under the terms of the SERDCP a participant will receive such participant’s account in the most recent form of payment properly elected prior to his or her disability in accordance with the terms of this SERDCP, with payments commencing as soon as reasonably practicable after such participant’s disability.
Tax and Accounting Treatment of Executive Compensation
Nonqualified Deferred Compensation. Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") imposes election, payment, and funding requirements on "nonqualified deferred compensation" plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a twenty percent (20%) additional tax. Certain awards that may be issued under the plan may constitute a "deferral of compensation" subject to the requirements of Section 409A of the Code.
Prohibition against Hedging
The Board has approved a policy that prohibits our directors and executive officers, including the named executive officers, from hedging their ownership of Company shares of common stock including trading in options, puts, calls, or other derivative instruments relating to our securities.
2020 Advisory Vote on Executive Compensation
The Company provided shareholders a non-binding advisory vote on executive compensation in 2020. At the Company’s 2020 Annual Meeting, shareholders expressed substantial support for the compensation of the Company’s named executive officers, with approximately ninety-eight percent (98%) of the votes cast for approval of the "say-on-pay" vote on executive compensation. The Compensation Committee considered the results of the 2020 advisory vote. The Compensation Committee also considered many other factors in evaluating the interaction of the Company’s compensation programs with its business objectives. While all of these factors bore on the Compensation Committee’s decisions regarding named executive officer compensation, the Compensation Committee did not make any changes to the Company’s executive compensation program and policies as a result of the shareholders’ 2020 "say-on-pay" advisory vote.

EXECUTIVE COMPENSATION
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Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers for 2020, which includes our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated officers who were serving as executive officers in 2020. The information in the following table is provided for the fiscal years ended December 31, 2020, 2019, and 2018, and includes all compensation awarded to, earned by, or paid to our named executive officers during the years indicated:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Joseph M. Schierhorn, President, Chief Executive Officer, and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank:
	2020	$434,692	N/A	$60,714	$60,705	$217,346	$24,847	$143,954	$942,259
	2019	$411,263	N/A	$39,559	$39,564	$172,730	$9,967	$138,192	$811,275
	2018	$388,533	N/A	$86,090	$86,066	$69,468	$3,117	$137,917	$771,192
Jed W. Ballard, Executive Vice President, Chief Financial Officer of the Company and the Bank:
	2020	$275,641	N/A	$42,327	$14,102	$114,115	$1,614	$27,416	$475,215
	2019	$236,630	N/A	$39,231	$13,083	$85,187	$647	$31,000	$405,778
	2018	$215,869	N/A	$57,406	$19,125	$33,761	$117	$33,381	$359,659
Michael G. Huston, Executive Vice President, Chief Lending Officer of the Bank:
	2020	$281,254	$10,000	$35,363	$11,790	$116,439	$2,411	$41,885	$499,142
	2019	$259,801	N/A	$36,825	$12,282	$93,529	$1,103	$40,390	$443,930
	2018	$249,145	N/A	$38,283	$12,750	$44,024	$263	$38,195	$382,660
Benjamin D. Craig, Executive Vice President, Chief Information Officer of the Bank:
	2020	$240,238	$7,500	$22,656	$7,559	$108,107	$1,376	$27,408	$414,844
	2019	$233,146	N/A	$31,574	$10,525	$91,702	$674	$48,385	$416,006
	2018	$225,361	N/A	$38,283	$12,750	$36,983	$177	$25,498	$339,052
Michael A. Martin, Executive Vice President, General Counsel and Corporate Secretary of the Company and Executive Vice President, Chief Operating Officer, General Counsel and Corporate Secretary of the Bank:
	2020	$317,043	N/A	$47,589	$15,871	$131,256	$2,648	$46,923	$561,330
	2019	$299,047	N/A	$70,805	$23,608	$107,657	$1,178	$39,039	$541,334
	2018	$235,427	N/A	$57,406	$19,125	$41,607	$290	$38,188	$392,043
(1)    The amounts listed for Mr. Huston and Mr. Craig under this category in 2020 represent a project bonus related to the Company's successful navigation of the Paycheck Protection Program in response to the COVID-19 pandemic.
(2)    The amounts listed for each named executive officer’s stock award represent the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718 and are based on the price of the Company’s stock at the close of business on the date of each grant.
(3)    The amount listed for each named executive officer’s option award represents the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718. See further discussion about the assumptions used in the pricing model at Note 23 in Part II. Item 8 of the Company’s Form 10-k for the year ended December 31, 2020.
(4)    The amount listed for each named executive officer represents the individual’s performance based payment earned in such fiscal year, but paid in the following fiscal year, as calculated according to the provisions of the Company’s Profit Sharing Plan in 2020, 2019 and 2018 as approved by the Compensation Committee. See Non-Equity Incentive Plan Awards and Employment Agreements contained in this proxy statement.
(5)    The amount listed for each named executive officer under this category is the excess earnings on the named executive officer’s account over one-hundred-twenty percent (120%) of the federal rate for each applicable year.

(6)    The amount listed for each named executive officer represents items of compensation not reflected elsewhere in this Summary Compensation Table:
The aggregate total of all other compensation disclosed for Mr. Schierhorn for 2020 is equal to the amounts of $15,675 representing contributions to the Company’s 401k Plan for Mr. Schierhorn as well as the Company’s contributions to the SERP and SERDCP for Mr. Schierhorn in the amounts of $83,287 and $44,992, respectively. These amounts contributed to the SERP and SERDCP for Mr. Schierhorn are disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Ballard for 2020 is equal to the amounts of $3,367 and $24,049 representing contributions to the Company’s 401k Plan for Mr. Ballard and the Company’s contribution to the SERP for Mr. Ballard. The amount contributed to the SERP for Mr. Ballard is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Huston for 2020 is equal to the amounts of $15,675 and $26,210 representing contributions to the Company’s 401k Plan for Mr. Huston and the Company’s contribution to the SERP for Mr. Huston. The amount contributed to the SERP for Mr. Huston is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Craig for 2020 is equal to the amounts of $15,675 and $11,733 representing contributions to the Company’s 401k Plan for Mr. Craig and the Company’s contribution to the SERP for Mr. Craig. The amount contributed to the SERP for Mr. Craig is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Martin for 2020 is equal to the amounts of $15,675 and $31,248 representing contributions to the Company’s 401k Plan for Mr. Martin and the Company’s contribution to the SERP for Mr. Martin. The amount contributed to the SERP for Mr. Martin is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
Employment Agreements
The Company and the Compensation Committee share the philosophy that employment agreements serve to further strengthen the relationships between the Company, its key executives, and its shareholders, particularly in light of the highly competitive climate in which the Bank and the Company currently operate.
Messrs. Schierhorn, Ballard, Martin, Craig and Huston entered into new employment agreements effective January 1, 2021 and included the following entitlements: reasonable health insurance, disability and other employee benefits on a basis at least as favorable as that accorded to any other officer, as well as allowance for adjustments to annual base salary as deemed appropriate by the Compensation Committee.
The contracts of Messrs. Schierhorn, Ballard, Martin, Craig and Huston included nearly identical terms and provisions as their previous employment agreements. Each new employment agreement also provides that in the event of termination of employment by the Company or the Bank without cause or by the employee for good reason, health and insurance benefits for such employee will be continued for a period of twelve months from the termination date, with the exception of Mr. Craig, who's benefits will be continued for a period of nine months from the termination date.
Each of the new employment agreements has an initial term ending on December 31, 2021, which will be automatically extended for an additional one year term unless at least ninety days prior to any January 1, either party gives notice of its intent not to extend such term or the employment agreement is terminated in accordance with its termination provisions.
All of the employment agreements reflect the named executive officer’s eligibility to participate in the Company’s Profit Sharing Plan. The employment agreements with the named executive officers also contain a covenant not to compete, which stipulates that for a period of one year following termination of the agreement (or in the case of Mr. Craig, nine months following the termination of his employment agreement), or one year following the close of a transaction constituting a change of control agreement (or in the case of Mr. Craig, nine months following the close of such a change in control transaction), the named executive officer will not be directly or indirectly employed by or own any business activity that is competitive with the Company or the Bank. As defined in each of their employment agreements, each of the named executive officers is also entitled to the severance benefits discussed herein under the heading Potential Payments upon Termination or Change of Control.

Jed W. Ballard
The employment agreement dated January 1, 2021, by and among the Company, the Bank and Mr. Ballard, as Executive Vice President and Chief Financial Officer of both the Company and the Bank, established Mr. Ballard's annual salary at $288,591. Mr. Ballard received $275,641 in salary in 2020, which reflected a $240,492 annual salary specified in his previous employment agreement combined with a salary increase approved by the Compensation Committee in 2020 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $114,115 was earned by Mr. Ballard in 2020, under the provisions of the Company's Profit Sharing Plan. Mr. Ballard is entitled to receive an annual contribution equal to ten percent (10%) of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Benjamin D. Craig
The employment agreement dated January 1, 2021 between the Bank and Mr. Craig, as Executive Vice President, Chief Information Officer, establishes Mr. Craig’s annual salary at $242,291. Mr. Craig received $240,238 in salary in 2020, which reflected a $234,665 annual salary specified in his previous employment agreement combined with a salary increase approved by the Compensation Committee in 2020 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $108,107 was earned by Mr. Craig in 2020 under the provisions of the Company's Profit Sharing Plan. Mr. Craig is entitled to receive an annual contribution equal to five percent (5%) of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Michael G. Huston
The employment agreement dated January 1, 2021 between the Bank and Mr. Huston, as Executive Vice President, Chief Lending Officer, establishes Mr. Huston's annual base salary at $288,311. Mr. Huston received $281,254 in salary in 2020, which reflected the $262,101 annual salary specified in his previous employment agreement combined with a salary increase approved by the Compensation Committee in 2020 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $116,439 was earned by Mr. Huston in 2020 under the provisions of the Company's Profit Sharing Plan. Mr. Huston is entitled to receive an annual contribution equal to ten percent (10%) of annual base salary in accordance with the Company's SERP, which may be adjusted at the Compensation Committee's and the Board's discretion. Interest on the accruing contributions is credited based on the average yield of the Bank's assets less a three year moving average rate of loan charge-offs.
Michael A. Martin
The employment agreement dated January 1, 2021 by and among the Company, the Bank and Mr. Martin, as Executive Vice President, General Counsel and Corporate Secretary of the Company, and Executive Vice President, Chief Operating Officer, General Counsel and Corporate Secretary of the Bank, establishes Mr. Martin’s annual salary at $318,726. Mr. Martin received $317,043 in salary in 2020, which reflected the $312,476 annual salary specified in his previous employment agreement combined with a salary increase approved by the Compensation Committee in 2020 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $131,256 was earned by Mr. Martin in 2020 under the provisions of the Company's Profit Sharing Plan. Mr. Martin is entitled to receive an annual contribution equal to ten percent (10%) of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Joseph M. Schierhorn
The employment agreement dated January 1, 2021 by and among the Company, the Bank, and Mr. Schierhorn, as Chairman, President, Chief Executive Officer, and Chief Operating Officer of the Company, and Chairman, President and Chief Executive Officer of the Bank, establishes Mr. Schierhorn’s annual salary at $441,419. Mr. Schierhorn received $434,692 in salary in 2020, which reflected the $416,433 annual salary specified in his previous employment agreement combined with a salary increase approved by the Compensation Committee in 2020 and distributed in accordance with the Company’s biweekly payroll cycle. A profit sharing allocation of $217,346 was earned by Mr. Schierhorn in 2020 under the provisions of the Company's Profit Sharing Plan. Mr. Schierhorn is entitled to receive an annual contribution equal to twenty percent (20%) of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Potential Payments upon Termination or Change in Control
In accordance with the terms of the 2020 Plan, which applied to all named executive officers, if the Company or the Bank is subjected to a change of control, any outstanding stock option grants or stock awards held by the named executive officers would not automatically vest. However, if the awards were not assumed by or replaced with comparable awards by the successor company, the Compensation Committee may immediately vest all shares at its sole discretion.
Additionally, the current employment agreements with Messrs. Schierhorn, Ballard, Martin, Craig and Huston specify that if the Company or the Bank is subjected to a change of control and either the Company or the Bank terminates a named executive officer’s employment without cause or if a named executive terminates his or her employment for good reason within seven hundred and thirty days of the change in control for the named executive is entitled to:
●    All base salary earned and all reimbursable expenses incurred through the termination date payable by the Company in a lump sum no later than forty-five days after the day on which employment is terminated;
●    An amount equal to two times their highest base salary over the prior three years for Messrs. Schierhorn, Ballard, Martin and Huston; and, one times the highest base salary over the prior three years for Mr. Craig, also payable by the Company in a lump sum no later than forty-five days after the day on which employment is terminated;
●    An amount equal to two times their average profit share received over the prior three years for Messrs. Schierhorn, Ballard, Martin and Huston; and, one times the average profit share received over the prior three years for Mr. Craig payable by the Company in a lump sum no later than forty-five days after the day on which employment is terminated;
●    The continuation of health and insurance benefits for two years following the termination date of their agreement for Messrs. Schierhorn, Ballard, Martin and Huston; and, one year for Mr. Craig; and,
●    Receive age credit and credit for period of service towards all SERP plans for the remaining term covered by each named executive officer’s individual employment agreement.
For Messrs. Schierhorn, Ballard, Martin, Craig and Huston, if the Company terminates the named executive officer’s employment without cause, or if they terminate their employment for good reason, the named executive officer is entitled to:
●    All base salary earned and all reimbursable expenses incurred under the agreement through their termination date payable by the Company in a lump sum no later than forty-five days after the day on which employment is terminated;
●    An amount equal to one times their highest base salary over the prior three years for Messrs. Schierhorn, Ballard, Martin and Huston; and, seventy-five percent (75%) of his highest base salary over the prior three years for Mr. Craig, to be paid on the first day of the month following a period of six months after the termination;
●    Continuation of health and insurance benefits for twelve months for Messrs. Schierhorn, Ballard, Martin and Huston; and nine months for Mr. Craig following the termination date of their agreement; and,
●    Receive age credit and credit for period of service towards all SERP plans for the remaining term covered by each named executive officer’s individual employment agreement.
For Messrs. Schierhorn, Ballard, Martin, Craig and Huston, in the event the Company terminates the named executive officer’s employment for cause or the named executive officer terminates their employment without good reason, the named executive officer is entitled only to payment of all base salary earned and all reimbursable expenses incurred through the termination date payable upon the effective date of termination and will have no right to receive compensation or other benefits for any period after termination.
If the Company terminates the employment of Messrs. Schierhorn, Ballard, Martin, Craig or Huston on account of any mental or physical disability that prevents them from performing their duties, then they are entitled to one lump sum payment, on the first day of the month following a period of six months after employment was terminated, of all base salary earned and reimbursable expenses incurred through the termination date, as well as full base salary and health and dental insurance benefits provided, at the Company’s expense, for one year following the termination date.

If a named executive officer’s employment agreement is terminated due to their death, under the terms of the agreement, their beneficiaries will receive that portion of their base salary that otherwise would have been paid to them for the month in which their death occurred and any other amounts due them pursuant to the Company’s SERP, any supplemental deferred compensation plan, and any other death, insurance, employee benefit plan or stock benefit plan provided to them by the Company according to the terms of the respective plans.
The following table sets forth potential payments payable to our named executive officers in the event of termination of their employment or a change of control of the Company or the Bank as of December 31, 2020 under the provisions of their employment agreements as described above. The value of unvested options and restricted stock units in the discussion below is based on the closing price of the Company’s common stock on December 31, 2020 at $33.950 per share.

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Joseph M. Schierhorn
Termination by Employer Without Cause	$15,280	$441,419	$—	$—	$—
By Executive For Good Reason	$15,280	$441,419	$—	$—	$—
Termination by Employer for Cause	$15,280	$—	$—	$—	$—
By Executive Without Good Reason	$15,280	$—	$—	$—	$—
Change in Control:
Without Cause	$15,280	$1,189,200	$—	$—	$—
For Good Reason within 730 days of change in control	$15,280	$1,189,200	$—	$—	$—
Death	$15,280	$—	$17,238	$179,935	$1,636,714
Disability	$15,280	$321,419	$17,238	$179,935	$1,621,039

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Jed W. Ballard
Termination by Employer Without Cause	$9,990	$288,591	$—	$—	$39,708
By Executive For Good Reason	$9,990	$288,591	$—	$—	$39,708
Termination by Employer for Cause	$9,990	$—	$—	$—	$—
By Executive Without Good Reason	$9,990	$—	$—	$—	$—
Change in Control:
Without Cause	$9,990	$732,558	$—	$—	$79,417
For Good Reason within 730 days of change in control	$9,990	$732,558	$—	$—	$79,417
Death	$9,990	$—	$4,005	$133,899	$77,030
Disability	$9,990	$168,591	$4,005	$133,899	$113,371

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Michael G. Huston
Termination by Employer Without Cause	$9,980	$288,311	$—	$—	$39,708
By Executive For Good Reason	$9,980	$288,311	$—	$—	$39,708
Termination by Employer for Cause	$9,980	$—	$—	$—	$—
By Executive Without Good Reason	$9,980	$—	$—	$—	$—
Change in Control:
Without Cause	$9,980	$745,950	$—	$—	$79,417
For Good Reason within 730 days of change in control	$9,980	$745,950	$—	$—	$79,417
Death	$9,980	$—	$3,348	$106,773	$125,961
Disability	$9,980	$168,311	$3,348	$106,773	$149,994

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Benjamin D. Craig
Termination by Employer Without Cause	$8,387	$181,718	$—	$—	$12,422
By Executive For Good Reason	$8,387	$181,718	$—	$—	$12,422
Termination by Employer for Cause	$8,387	$—	$—	$—	$—
By Executive Without Good Reason	$8,387	$—	$—	$—	$—
Change in Control:
Without Cause	$8,387	$321,222	$—	$—	$16,563
For Good Reason within 730 days of change in control	$8,387	$321,222	$—	$—	$16,563
Death	$8,387	$—	$2,146	$88,440	$78,602
Disability	$8,387	$122,291	$2,146	$88,440	$79,490

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Michael A. Martin
Termination by Employer Without Cause	$11,033	$318,726	$—	$—	$39,708
By Executive For Good Reason	$11,033	$318,726	$—	$—	$39,708
Termination by Employer for Cause	$11,033	$—	$—	$—	$—
By Executive Without Good Reason	$11,033	$—	$—	$—	$—
Change in Control:
Without Cause	$11,033	$824,466	$—	$—	$79,417
For Good Reason within 730 days of change in control	$11,033	$824,466	$—	$—	$79,417
Death	$11,033	$—	$4,507	$168,867	$136,798
Disability	$11,033	$198,726	$4,507	$168,867	$160,831
In addition to the above provisions, the Company’s Profit Sharing Plan contains what is commonly referred to as a "claw back provision" with respect to bonuses or profit sharing allocations paid under the plan. Under this provision, if the Company is required to restate the financial statements due to material noncompliance with generally accepted accounting principles, the

Company will recover from the named executive officers any excess incentive compensation that was paid as a result of the restatement during the three years prior to the restatement.
Grants of Plan-Based Awards
The Compensation Committee approved awards under our Profit Sharing Plan and awarded stock options, and restricted stock grants under our 2020 Plan to our named executive officers during 2020. Set forth below is information regarding awards granted during 2020:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Equity Incentive Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards per share	Grant Date Fair Value of Stock and Option Awards
	Threshold	Target	Maximum
Joseph M. Schierhorn	$52,163	$173,877	$217,346	12/2/2020	$—	1,892	9,268	$32.09	$121,420
Jed W. Ballard	$24,808	$82,692	$124,038	12/2/2020	$—	1,319	2,153	$32.09	$56,429
Michael G. Huston	$25,313	$84,376	$126,564	12/2/2020	$—	1,102	1,800	$32.09	$47,153
Benjamin D. Craig	$21,621	$72,071	$108,107	12/2/2020	$—	706	1,154	$32.09	$30,214
Michael A. Martin	$28,534	$95,113	$142,669	12/2/2020	$—	1,483	2,423	$32.09	$63,460
Profit Sharing Plan
The dollar values reflected in the above table as to estimated future payouts under the non-equity incentive plan awards to the named executive officers are based on a formula driven methodology applied to determine the annual profit sharing allocation to the Company’s Profit Sharing Plan participants recommended by the Chief Executive Officer as described above in the section entitled "Performance Based Annual Payment." The Company’s Profit Sharing Plan applies a weighted average based on the funding criteria to determine the total funding percentage of the target amount. The funding percentage is then applied to an individual’s targeted percent of base salary based on their grade to establish the total profit sharing amount, subject to the Chief Executive Officer's discretion and Compensation Committee and Board approval.
2020 Stock Incentive Plan
The provisions of the 2020 Plan under which the above equity grants were made permit the Compensation Committee flexibility in determining the terms of the stock option agreements and letter agreements for restricted/performance shares and units granted, respectively, as related to the death, disability, retirement, and termination of employment, and in the event of a change in control.
Shares Available for Issuance
The 2020 Plan provides that a total of 325,000 shares may be issued to eligible participants. Additionally, any shares under the 2020 Plan that are forfeited back to the Company and shares that are withheld by the Company to pay for taxes with respect to awards other than options or stock appreciation rights shall again be available for issue pursuant to new awards granted under this plan. For purposes of calculating available shares, stock options or stock appreciation rights granted are counted as one share for every one share granted, and any shares that are subject to awards other than stock options or stock appreciation rights are counted as three shares for every one share granted. As of December 31, 2020 under the 2020 Plan and previous plans, there were a total of 178,793 options, 68,884 shares of restricted stock, and no performance shares or performance units outstanding and there were 236,700 shares available for issuance.
Stock Options
The 2020 Plan provides that the exercise price of stock options or any other awards as set by the Compensation Committee shall not be less than one-hundred percent (100%) of the fair market value of the shares at the close of business on the date of grant. Outstanding options may not be repriced without shareholder approval. All options granted under the 2020 Plan will expire not more than ten years from the date of grant. Each option is exercisable subject to the vesting schedule determined by the Compensation Committee. The exercise price for shares purchased upon the exercise of an option must be paid in cash or such other consideration, including shares of the Company’s common stock, as the Compensation Committee deems acceptable.
Stock Awards
Stock awards are earned and vest over a period of at least three years and can be governed by conditions, restrictions, and contingencies determined at the discretion of the Compensation Committee such as continuous service and/or the achievement of performance goals. The stock awards will be in the form of restricted stock, restricted units, performance shares, and performance units.
Stock Appreciation Rights
The 2020 Plan also authorizes the grants of stock appreciation rights, which are grants of rights that entitle the holder to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised. Stock appreciation rights may be granted in connection with options or separately. Similarly, the 2020 Plan authorizes the grant of dividend equivalent rights, either in connection with other awards (particularly stock awards and stock appreciation rights) or separately.
Administration
Historically, it has been the Compensation Committee’s overall practice to consider and grant stock based incentives to employees in the fourth quarter of the Company’s fiscal year. In the fourth quarter of 2020, the Compensation Committee analyzed and considered the estimated impact of proposed grants on the Company’s income statement, as well as the potential dilution from options outstanding and available for future grant. The number of shares of the Company’s common stock underlying equity awards granted to employees in 2020 under the 2020 Plan as a percent of fully diluted shares outstanding was point sixty six-percent (0.66%) as compared to point fifty-nine percent (0.59%) for our peer median. The Company’s shares of common stock underlying equity awards granted in 2020 was higher than our peer median mainly due to a larger number of Nonqualified Stock Options granted to Executive Vice Presidents and named executive officers of the Company. Peer median data was obtained from data received from FWCC, an independent, nationally recognized compensation-consulting firm, in 2020. The banks that were used to obtain this peer group median were 14 Pacific Northwest and California commercial banks similar in size to Northrim: FS BanCorp; F&M BanCorp; First Financial Northwest, Inc.; Territorial BanCorp; Heritage Commerce; Riverview Bancorp; Bank of Commerce; Bank of Marin Bancorp; First Northern Community Bancorp; Oak Valley Bancorp; Sierra Bancorp; Central Valley Bancorp; First Northwest; and Timberland Bancorp.
Amendment and Termination
The 2020 Plan may be modified, amended or terminated by the Board, except that shareholder approval is required for any amendment which increases the number of shares subject to the 2020 Plan other than in the cases of certain automatic adjustments such as (but not limited to) changes in the Company's total shares outstanding resulting from a merger, reorganization, recapitalization, stock split, or stock dividend; which increases or expands the category of eligible recipients; or whenever applicable law requires that a proposed amendment of the 2020 Plan receive shareholder approval. The Compensation Committee may amend the terms and conditions of outstanding stock options as long as such amendments do not terminate the option or otherwise adversely affect the holders of such stock options without the holders’ consent. Additional amendments to terms and conditions of outstanding stock options are subject to vote by the Board.
Shares of Common Stock Authorized for Issuance under Equity Compensation Plans
The following table sets forth information regarding securities authorized for issuance under the Company’s equity plans as of December 31, 2020:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c )
Equity compensation plans approved by security holders	247,677	$22.12	236,700
(1) Includes 88,291 outstanding awards granted under the 2020 Plan and 159,386 outstanding awards granted under previous stock option plans.

We do not have any equity compensation plans that have not been approved by our shareholders.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity award holdings, as adjusted for dividends, held by our named executive officers as of December 31, 2020:

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jed W. Ballard	—	2,153	—	$32.09	12/2/2030	3,944	$133,899	—	—
	817	1,633	—	$36.46	12/4/2029	—	—	—	—
	1,658	829	—	$37.06	11/28/2028	—	—	—	—
(1) The number of shares underlying unexercised options that have not vested as of December 31, 2020 total 4,615 in the aggregate and vest as follows:
November 28, 2021					829
December 2, 2021					718
December 4, 2021					816
December 2, 2022					717
December 4, 2022					817
December 2, 2023					718
(2) The number of shares or units of stock that have not vested as of December 31, 2020 total 3,944 in the aggregate and vest as follows:
November 28, 2021					1,549
December 4, 2022					1,076
December 2, 2023					1,319
(3) Based on the closing price of $33.95 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joseph M. Schierhorn	—	9,268	—	$32.09	12/2/2030	5,300	$179,935	—	—
	2,470	4,939	—	$36.46	12/4/2029	—	$—	—	—
	7,461	3,731	—	$37.06	11/28/2028	—	$—	—	—
	10,423	—	—	$33.30	11/15/2027	—	$—	—	—
	3,830	—	—	$28.10	11/16/2026	—	$—	—	—
	7,035	—	—	$28.76	11/18/2025	—	$—	—	—
	4,958	—	—	$27.28	11/19/2024	—	$—	—	—
	4,707	—	—	$23.74	10/23/2023	—	$—	—	—
	4,452	—	—	$20.35	11/14/2022	—	$—	—	—
	4,216	—	—	$18.40	11/16/2021	—	$—	—	—
(1) The number of shares underlying unexercised options unexerciseable as of December 31, 2020 total 17,938 in the aggregate and vest as follows:
November 28, 2021					3,731
December 2, 2021					3,089
December 4, 2021					2,469
December 2, 2022					3,090
December 4, 2022					2,470
December 2, 2023					3,089
(2) The number of shares or units of stock that have not vested as of December 31, 2020 total 5,300 in the aggregate and vest as follows:
November 28, 2021					2,323
December 4, 2022					1,085
December 2, 2023					1,892
(3) Based on the closing price of $33.95 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Michael G. Huston	—	1,800	—	$32.09	12/2/2030	3,145	$106,773	—	—
	767	1,533	—	$36.46	12/4/2029	—	—	—	—
	1,105	553	—	$37.06	11/28/2028	—	—	—	—
	1,702	—	—	$33.30	11/15/2027	—	—	—	—
	3,775	—	—	$31.45	5/8/2027	—	—	—	—
(1) The number of shares underlying unexercised options unexerciseable as of December 31, 2020 total 3,886 in the aggregate and vest as follows:
November 28, 2021					553
December 2, 2021					600
December 4, 2021					766
December 2, 2022					600
December 4, 2022					767
December 2, 2023					600
(2) The number of shares or units of stock that have not vested as of December 31, 2020 total 3,145 in the aggregate and vest as follows:
November 15, 2020					1,033
November 28, 2021					1,010
December 4, 2022					1,102
(3) Based on the closing price of $33.95 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Benjamin D. Craig	—	1,154	—	$32.09	12/2/2030	2,605	$88,440	—	—
	657	1,314	—	$36.46	12/4/2029	—	—	—	—
	1,105	553	—	$37.06	11/28/2028	—	—	—	—
	1,135	—	—	$33.30	11/15/2027	—	—	—	—
	639	—	—	$28.10	11/16/2026	—	—	—	—
(1) The number of shares or units of stock that have not vested as of December 31, 2020 total 3,021 in the aggregate and vest as follows:
November 28, 2021					553
December 2, 2021					385
December 4, 2021					657
December 2, 2022					384
December 4, 2022					657
December 2, 2023					385
(2) The number of shares or units of stock that have not vested as of December 31, 2020 total 2,605 in the aggregate and vest as follows:
November 28, 2021					1,033
December 4, 2022					866
December 2, 2023					706
(3) Based on the closing price of $33.95 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Michael A. Martin	—	2,423	—	$32.09	12/2/2030	4,974	$168,867	—	—
	1,474	2,947	—	$36.46	12/4/2029	—	—	—	—
	1,658	829	—	$37.06	11/28/2028	—	—	—	—
	2,553	—	—	$33.30	11/15/2027	—	—	—	—
	2,298	—	—	$28.10	11/16/2026	—	—	—	—
	2,814	—	—	$28.76	11/18/2025	—	—	—	—
(1) The number of shares or units of stock that have not vested as of December 31, 2020 total 6,199 in the aggregate and vest as follows:
November 28, 2021					829
December 2, 2021					808
December 4, 2021					1473
December 2, 2022					807
December 4, 2022					1474
December 2, 2023					808
(2) The number of shares or units of stock that have not vested as of December 31, 2020 total 4,974 in the aggregate and vest as follows:
November 28, 2021					1,549
December 4, 2022					1,942
December 2, 2023					1,483
(3) Based on the closing price of $33.95 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2020.
Option Exercises and Stock Vested
The following table summarizes the aggregate options exercised and the value realized thereon held by our named executive officers during 2020.
Restricted Stock Units granted in 2017 became fully vested in 2020. The number of shares listed in the following table represents the number of shares delivered to each named executive officer and valued at the fair market value of the Company’s common stock at the close of business on their respective vesting dates.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Joseph M. Schierhorn	—	$—	1,767	$58,452
Michael G. Huston	—	$—	2,811	$72,847
Benjamin D. Craig	—	$—	865	$28,614
Michael A. Martin	—	$—	1,296	$42,872

Pension Benefits
The Company does not sponsor or have any provisions under which the named executive officers can participate or have account balances in qualified or nonqualified defined benefit plans.
Nonqualified Deferred Compensation
The following table summarizes the activity related to our nonqualified deferred compensation arrangement during 2020:

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)(6)	Aggregate Earnings in Last Fiscal Year(3)(7)	Aggregate Withdrawals/ Distributions(5)	Aggregate Balance at Last Fiscal Year End(4)
Joseph M. Schierhorn	$—	$128,279	$49,284	$—	$1,621,039
Jed W. Ballard	$—	$24,049	$2,724	$—	$73,663
Michael G. Huston	$—	$26,210	$4,078	$—	$110,286
Benjamin D. Craig	$—	$11,733	$2,327	$—	$62,927
Michael A. Martin	$—	$31,248	$4,479	$—	$121,123
(1)None of the named executive officers made contributions under the DCP for 2020.
(2)Includes $83,287, $24,049, $26,210, $11,733, and $31,248 in contributions to the SERP for Mr. Schierhorn, Mr. Ballard, Mr. Huston, Mr. Craig, and Mr. Martin, respectively, in 2020. Includes $44,992 in contributions to the Company’s SERDCP through payment of annual premiums on variable adjustable life insurance policies in 2020 for Mr. Schierhorn.
(3)Includes earnings of $30,945, $2,724, $4,078, $2,327, and $4,479 under the SERP for Mr. Schierhorn, Mr. Ballard, Mr. Huston, Mr. Craig, and Mr. Martin, respectively for 2020. Includes earnings of $18,339 under the SERDCP for Mr. Schierhorn.
(4)Includes $836,815, $73,663, $110,286, $62,927, and $121,123 for Mr. Schierhorn, Mr. Ballard, Mr. Huston, Mr. Craig, and Mr. Martin, respectively, in plan asset balances under the SERP for 2020. Includes $784,224 in plan asset balances for Mr. Schierhorn, under the SERDCP for 2020.
(5)There were no distributions under the Company’s DCP plan and nothing was distributed under the Company's SERP plan for 2020.
(6)In reference to the amounts reported in the Company Contributions in Last Fiscal Year column above, these amounts were reported as compensation in the Summary Compensation Table for the fiscal year ended December 31, 2020.
(7)A portion of the named executive officers’ earnings noted in the Aggregate Earnings in Last Fiscal Year column is reported as excess earnings for the fiscal years ended December 31, 2020, 2019, and 2018 under the column in the Summary Compensation Table, Change in Pension Value and Nonqualified Deferred Compensation Earnings with excess earnings identified by footnote to the Summary Compensation Table.
Pay-Ratio Disclosure
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission has adopted a final rule requiring annual disclosure of the ratio of the median employee's annual compensation to the annual compensation of the Chief Executive Officer.
The median employee compensation was identified from full-time and part-time employees, excluding the Chief Executive Officer, who were employed by the Company on December 31, 2020. All of our employees are located in the United States. A total of 456 employees were included. Compensation was measured over the 12-month period beginning on January 1, 2020 and ending on December 31, 2020.
We have concluded that it is appropriate to identify a new median employee for this year's disclosure due to changes to the employee population and material changes to compensation arrangements. We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

The median employee compensation was determined in the same manner that total compensation was determined in the Summary Compensation Table at the beginning of this section. Wages were annualized for our employees who did not work the entire calendar year.
In 2020, Mr. Schierhorn had an annual total compensation of $942,259 as reflected in the Summary Compensation Table included in this Proxy Statement. The median employee's annual total compensation for 2020 that would be reportable in the Summary Compensation Table was $76,743. As a result, the Chief Executive Officer pay ratio is 12:1.
Director Compensation
Directors who are Company employees receive no additional fee for service as a director. Except for Mr. Schierhorn, the remaining directors in 2020 were non-officers of the Company and the Bank.
In 2020, all non-officer directors who did not serve as a committee chair received a $26,000 annual cash retainer. Annual cash retainers of $37,000, $32,000, and $29,500 were paid to the non-officer Lead Director and Chair of the Governance and Nominating Committee, the non-officer Chair of the Audit Committee, and the non-officer Chair of the Compensation Committee, respectively, in 2020. All non-officer directors received an additional $25,000 in cash to be used for the purchase of the Company’s common stock on the open market following the 2020 Annual Meeting. Additionally, up until May 2020, each non-officer director received a fee of $1,000 for each Board meeting attended. Members of the Audit Committee received $1,000 for each Audit Committee meeting attended with the exception of the Audit Committee Chair, who received $1,750 for each committee meeting attended. Members of the Governance and Nominating, and Compensation Committees received $850 for each committee meeting attended with the exception of the committee Chairs who received $1,500 for each committee meeting attended. After May of 2020, members of the Audit Committee received $1,000 for each Audit Committee meeting attended and members of the Governance and Nominating, and Compensation Committees received $850 for each committee meeting attended.
The Alaska Banking Code requires that each director of a state bank shall own at least an aggregate fair market value of $1,000 in the common or preferred stock in such state bank or the controlling entity of such state bank. All of the Company’s current directors are currently in compliance with the share ownership provisions of the Alaska Banking Code.
Additionally, the Company’s Corporate Governance Guidelines include a recommendation (as a minimum level of stock ownership) that non-officer directors should purchase not less than three times their annual stock retainer of Company common stock and hold that common stock free of any encumbrances. Effective May 26, 2016, non-officer directors should meet this stock ownership requirement within five years of that date or within five years of their election to the Board, if they are elected to the Board after May 26, 2016. All non-officer directors currently subject to this guideline have satisfied the minimum stock ownership recommendation within the five year time as of April 9, 2021.
The following table sets forth a summary of the compensation that was earned by our non-management directors in 2020:
Director Compensation

Name	Total Fees Earned or Paid in Cash
Larry S. Cash	$55,850
Anthony Drabek	$55,850
Karl L. Hanneman	$60,100
David W. Karp	$59,250
Joseph P. Marushack (1)	$—
David J. McCambridge	$77,100
Krystal M. Nelson	$64,900
Aaron M. Schutt	$57,550
John C. Swalling	$75,800
Linda C. Thomas	$67,250
David G. Wight	$65,550
(1) Mr. Marushack is a new director effective January 28, 2021 and did not receive director compensation in 2020.

DELINQUENT SECTION 16(a) REPORTS
______________________________________________________________________________________________________
Section 16(a) of the 1934 Act ("Section 16(a)") requires that the Company’s officers, directors and persons who own more than ten percent (10%) of the Company’s outstanding shares of common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of these reports and upon written representations by the Company’s directors and officers regarding their compliance with the applicable reporting requirements under Section 16(a), the Company believes all of the Company’s directors and officers filed all reports required by Section 16(a) in a timely manner for the year ended December 31, 2020 other than a report with respect to a stock purchase by Mr. Larry Cash that was not filed on a timely basis.
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
______________________________________________________________________________________________________
Bank Loan Transactions
As prescribed by regulation and specifically incorporated into the Bank’s Loan Policy, Regulation O promulgated under the Federal Reserve Act, governs loans made to or guaranteed by directors, executive officers, and principal shareholders or their related interests. As a group, these people and related interests are referred to as "insiders." All loans subject to Regulation O, which include new, modified, and/or increased loans to insiders, or loans guaranteed by insiders are further subject to the provisions and procedures of the Bank’s Loan Policy. The Bank’s Loan Policy requires that loans to insiders, after proper approval by the Bank’s Loan Committee, must also be approved by a majority of the Bank’s directors who are not members of the Bank's Loan Committee. Director approval of those loans is documented and provided to the Board.
During 2020, certain directors and executive officers of the Company and the Bank and/or their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. All transactions between the Bank and directors, executive officers, and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank. These transactions did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2020 the Bank had an outstanding line of credit balance in the amount of $217,000 to directors and their related interests. The Bank had $15,000 in unfunded loan commitments to these directors and their related interests at December 31, 2020.
Other Related Party Transactions
Under the Company’s Corporate Governance Guidelines, directors are required to disclose to the Governance and Nominating Committee any financial interest or personal interest that such director may have in any contract or transaction being considered by the Board for approval. The Governance and Nominating Committee is charged with review and approval of all related person transactions. All proposed related person transactions that are not subject to Regulation O must be presented to the Governance and Nominating Committee and ultimately to the Board for review, discussion, and consideration. Neither the Governance and Nominating Committee nor the Board has adopted any specific procedures for conducting reviews of related party transactions not subject to Regulation O and considers each transaction in light of the particular facts and circumstances. In the course of its review, the Governance and Nominating Committee considers the related party nature of a transaction and its relation to the services being rendered to the Company. In addition, any interested director, after full disclosure, does not participate in the discussion related to and abstains from voting on the transaction or issue brought before the Governance and Nominating Committee or the Board.
During 2020, neither the Company nor the Bank participated in any transactions with related persons that had a direct or indirect material interest in an amount exceeding $120,000. There are no currently proposed transactions with related persons that exceed $120,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
______________________________________________________________________________________________________
The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 1, 2021 by: (i) each director and nominee for director of the Company; (ii) the Company's named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) persons known to management to beneficially own more than five percent (5%) of the outstanding common stock (as adjusted for dividends), based solely upon statements made in filings with the Securities and Exchange Commission or other information the Company believes to be reliable:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Larry S. Cash	3,810		*
Anthony Drabek	3,275		*
Karl L. Hanneman	6,400		*
David W. Karp	4,636		*
Joseph P. Marushack	400		*
David J. McCambridge	7,533		*
Krystal M. Nelson	4,200		*
Aaron M. Schutt	2,696	(4)	*
John C. Swalling	11,156	(5)	*
Linda C. Thomas	3,870		*
David G. Wight	13,950	(6)	*
Michael G. Huston	25,707	(7)	*
Jed W. Ballard	6,500	(8)	*
Benjamin D. Craig	5,359	(9)	*
Michael A. Martin	16,166	(10)	*
Joseph M. Schierhorn	84,937	(11)	1.4
All executive officers and directors as a group (16 persons)	200,595		3.2

BlackRock, Inc.
55 East 52nd Street
New York, New York 10055	771,808	(12)	12.4

Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	543,062	(13)	8.7

Ameriprise Financial, Inc.
145 Ameriprise Financial Center
Minneapolis, MN 55474	379,987	(14)	6.1
(1)    Unless otherwise provided, the address for all directors and executive officers of the Company is 3111 C Street, Anchorage, Alaska 99503.
(2)    Unless otherwise indicated, parties named exercise sole voting and investment power over the shares, subject to community property laws (where applicable).
(3)    An asterisk indicates that beneficial ownership does not exceed one percent (1%) of all outstanding shares, in which case the percentage is not reflected in the table. The percentages shown are based on 6,204,974 shares of common stock deemed outstanding under applicable regulations as of April 1, 2021. Shares of our common stock subject to options that are currently exercisable or exercisable within sixty days of April 1, 2021 are deemed to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(4) Includes 300 shares held in Mr. Schutt's 401(k).
(5) Includes 4,520 shares held in trust as part of an estate. Mr. Swalling is a Co-Personal Representative of the Estate.
(6)    Includes — shares held in trust for the benefit of Mr. Wight’s minor children and spouse. Mr. Wight’s spouse is trustee of the trust. Mr. Wight disclaims beneficial ownership of the shares held by the trust.
(7)    Includes options for Mr. Huston to purchase 7,349 shares exercisable within sixty days of the date of this proxy statement and 290 shares held in his 401(k).
(8)    Includes options for Mr. Ballard to purchase 2,475 shares exercisable within sixty days of the date of this proxy statement and 81 shares held in Mr. Ballard's 401(k).
(9)    Includes options for Mr. Craig to purchase — shares exercisable within sixty days of the date of this proxy statement and 725 shares held in his 401(k).
(10)    Includes options for Mr. Martin to purchase 5,685 shares exercisable within sixty days of the date of this proxy statement and 502 shares held in his 401(k).
(11)    Includes options for Mr. Schierhorn to purchase 40,883 shares exercisable within sixty days of the date of this proxy statement, 307 shares held by Mr. Schierhorn’s spouse to which he disclaims beneficial ownership, and 8,296 shares held in his 401(k).
(12) BlackRock, Inc., in its capacity as an investment adviser, may be deemed to beneficially own 735,722 shares with sole voting power and 771,808 shares with sole dispositive power over such shares which are held of record by its clients and disclaims any pecuniary interest. Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 27, 2021.
(13) Dimensional Fund Advisors, LP, in its capacity as an investment advisor, may be deemed to beneficially own 523,517 shares with sole power to vote or direct to vote and 543,062 shares with sole power to dispose or to direct the disposition of which are held of record by its clients and disclaims any pecuniary interest. Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2021.
(14) Ameriprise Financial, Inc., in its capacity as an investment advisor, may be deemed to beneficially own, 379,987 shares with sole power to dispose or to direct the disposition of such shares, which are held of record by its clients. Ameriprise Financial, Inc. is identified as the parent company of Columbia Management Investment Advisers, LLC, the subsidiary which acquired the shares of the Company's stock that are reported as benefiically owned above. Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2021.
(15) The Vanguard Group, in its capacity as an investment advisor, may be deemed to beneficially own, 271,836 shares with sole power to dispose or to direct the disposition of such shares (and sole dispositive power over 279,340 shares) which are held of record by its clients. Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2021.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
______________________________________________________________________________________________________
The accounting firm of Moss Adams LLP ("Moss Adams") has performed the audit of the financial statements for the Company for and as of the year ended December 31, 2020. Representatives of Moss Adams are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

Fees Billed By Independent Registered Public Accounting Firms during Fiscal Years 2020 and 2019
The following table itemizes fees billed to the Company by Moss Adams for professional services including the audit of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting for fiscal years 2020 and 2019, respectively:

	2020	2019
Audit fees	$455,000	$429,000
Audit related fees:
Audit of Benefit Plan	17,500	17,000
Tax fees:
Tax return preparation and related matters	87,000	69,177
All other fees(1)	37,266	540
Total Fees Paid	$596,766	$515,717
(1) Fees incurred in connection with current expected credit losses accounting consulting, the addition of critical accounting matters to the audit opinion, and the S-8 filing related to the 2020 Stock Incentive Plan.
The Company requires that all non-audit services rendered to the Company by independent registered public accounting firms be pre-approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to address requests for pre-approval of non-audit services in an amount up to an aggregate of $50,000. The Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In all cases the Audit Committee considers whether the provision of such services would impair the independence of the Company’s external registered public accounting firm.
COMMITTEE REPORTS
______________________________________________________________________________________________________
The following reports of the Audit Committee and Compensation Committee are made pursuant to the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Select Market These reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such acts.
Audit Committee Report
The Audit Committee Charter of the Company and its subsidiaries specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:
●    The integrity of the Company’s financial reporting process, financial statements, and systems of internal controls;
●    The Company’s accounting practices and internal controls;
●    The independent registered public accounting firm’s qualifications, independence, and performance; and,
●    The performance of the Company’s internal audit function.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2020 with the Company’s management and has discussed with Moss Adams the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard 1301 (Communications with Audit Committees). The Audit Committee discussed with the Company’s internal and external independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company’s independent registered public accounting firm the independent accountant’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2020, be included in the Company’s Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.
The Audit Committee does not believe the non-audit services provided by Moss Adams called into question Moss Adams’ independence.
    Respectfully submitted by:
    Audit Committee:
    David J. McCambridge, Chair
    Linda C. Thomas
    David G. Wight
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2021 Proxy Statement.
    Respectfully submitted by:
    Compensation Committee
    Krystal M. Nelson, Chair
    Karl L. Hanneman
    David J. McCambridge
    John C. Swalling

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
______________________________________________________________________________________________________
Executive compensation is an important matter for our shareholders. The Company’s named executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program, with its balance of short and long-term incentives, is strongly aligned with the interests of our shareholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on executive compensation, including the Company’s compensation philosophy and objectives and the 2020 compensation of the named executive officers.
In accordance with the Dodd-Frank Act and regulations passed by the Securities and Exchange Commission, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for our named executive officers (sometimes referred to as "say on pay"). As an advisory vote, this proposal is nonbinding. Although the vote is nonbinding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.
PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
______________________________________________________________________________________________________
Moss Adams currently serves as our independent registered public accounting firm, and that firm conducted the audit of our financial statements for the fiscal years ended December 31, 2020, 2019, and 2018.
Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, the Board determined that submitting the appointment of Moss Adams to the shareholders for ratification was a matter of good corporate practice. If the Company's shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain that firm. However, if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different principal independent registered public accounting firm at any time.
Representatives of Moss Adams are expected to be present at the Annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.
INFORMATION CONCERNING SHAREHOLDER PROPOSALS
______________________________________________________________________________________________________
A shareholder proposing to transact business at the Company’s 2022 Annual Shareholders’ Meeting must provide notice of such proposal to the Company no later than March 6, 2022. For shareholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its Annual Shareholders’ Meeting, such proposals must be received by the Company no later than December 21, 2021. If the Company receives notice of a shareholder proposal after March 6, 2022, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.
HOUSEHOLDING
______________________________________________________________________________________________________
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be "householding" our proxy materials. If a shareholder receives a householding notification from their broker, a single proxy statement will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise.
Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, if any shareholder that receives a "householding" notification wishes to receive a separate annual report or proxy statement at their address, such shareholder should also contact their broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489.
Shareholders of record sharing an address can request delivery of a single copy of annual reports to security holders, proxy statements, and notices of Internet availability of proxy materials by contacting the Company at: c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489.
2020 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — FORM 10-K
______________________________________________________________________________________________________
The Company’s 2020 Annual Report (which is not part of the Company’s proxy soliciting materials), and 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020, accompanies this proxy statement. These reports are also available on our website at www.northrim.com under "Investor Relations." Additional hard copies will be furnished to shareholders upon request to: c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489, or by telephone to (907) 562-0062, or by fax to (907) 562-1758.
OTHER MATTERS
______________________________________________________________________________________________________
The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters.
WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY OR VOTE USING THE INTERNET AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE AT THE MEETING, IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

EXHIBIT A: AUDIT COMMITTEE CHARTER
NORTHRIM BANCORP, INC. AND SUBSIDIARIES

Reviewed and Accepted by the Audit Committee on January 29, 2021
Adopted by the Board of Directors February 25, 2021
This Audit Committee Charter has been adopted by the Northrim BanCorp, Inc. (the “Company”) Board of Directors (the “Board”) on recommendation by the Audit Committee of the Board (the “Committee”).
PURPOSE
The Committee is appointed by the Board to assist in fulfilling its oversight responsibilities. The purpose of the Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Committee’s primary duties and responsibilities are to:
•Monitor the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company and its subsidiaries.
•Review the qualifications, independence and performance of the Company’s internal and external auditors.
•Provide a free and open avenue of communication among the external auditors, management, the internal auditing department, and the Board.
COMMITTEE COMPOSITION AND MEETINGS
The Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall, in the opinion of the Board, be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each Committee member shall meet the requirements of applicable rules and regulations, including the rules of The NASDAQ Stock Market, Inc. or any other exchange on which the Company’s securities are traded, and the rules and regulations of the Securities and Exchange Commission (including the requirements of Rule 10A-3 of the Securities Exchange Act of 1934). Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Committee must be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication. No member of the Committee can have participated in the preparation of the Company’s or any of its subsidiaries’ financial statements at any time during the past three years.
Committee members shall be appointed by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Committee shall maintain minutes of its meetings and regularly report to the Board on its activities.
The presence of a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the acts of a majority of the members of the Committee at a meeting at which a quorum is present shall be the acts of the Committee. The Committee may, in its discretion, delegate any of its specific duties or responsibilities to individual Committee members or to subcommittees.
The Committee shall meet at least four times annually, or more frequently as the Committee considers necessary. At least once each year, the Committee or Chair shall have a private meeting with the internal and external auditors. The auditors and management may be invited by the Committee to participate in specific portions of Committee meetings to provide information and expertise and to facilitate discussion when appropriate.
RESPONSIBILITIES AND DUTIES
In fulfilling its oversight role, the Committee provides a vehicle for communication between the directors and the external auditors, the internal auditors, and financial management. It establishes a forum for an open exchange of views and information. The external auditors shall report directly to the Committee. The Committee shall report to the Board the matters reviewed and actions taken at each Committee meeting. The general activities of the Committee in carrying out its oversight role are described below. The Committee may consider undertaking additional duties to fulfill its oversight function.
Integrity of Financial Reporting
1.Financial Reporting Generally. Meet to review and discuss, prior to filing with the Securities and Exchange Commission, the annual audited financial statements and quarterly financial statements with management, the internal auditors and the external auditors. These discussions shall include any matters raised by the auditors, including any matters required to be discussed under Auditing Standard No. 1301 (Communications with Audit Committees) and such other matters as the Committee or the auditors shall deem appropriate. Review other material written communications between the external auditors and management. Review with management and the external auditors the basis for their reports issued under 12 C.F.R. Part 363. Oversee the resolution of any disagreements between management and the external auditors.
2.Fraud. Establish, oversee and review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
3.Appropriate Response. Determine that appropriate actions have been taken to resolve matters reported to the Committee that in the Committee’s judgment could materially jeopardize the Company’s financial condition, results of operations and accuracy of the Company’s financial statements.
4.Inclusion of Audited Financials in 10-K. Based on the Committee’s review of the financial statements and evaluation of the independence and qualifications of the auditors, the Committee shall make its recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K). The Committee shall also review and approve the audit committee report required to be included in the Company’s annual proxy statement.
5.Related Party Information and Audit. Keep the Company's independent auditors informed of the Committee’s understanding of the Company's relationships and transactions with related parties that are significant to the Company; and to review and discuss with the Company's independent auditors the auditors’ evaluation of the Company's identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Company's relationships and transactions with related parties.
6.Environmental, Social and Governance ("ESG"). With respect to ESG matters and/or any reporting, oversee and receive a report from management and/or the Company’s Governance and Nominating Committee on a periodic basis outlining the Company’s ESG related activities, any information being reported externally and/or any initiatives for which the Board should be aware.

Oversight of Auditors
7.Retention; Approval of Services. Select, pre-approve, appoint, compensate and determine retention terms for, and oversee, all audit and all permitted non-audit and tax services that may be provided by the Company’s external auditors. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders. Receive and review audit reports, provide the auditors full access to the Committee, and the Board as appropriate.
8.Auditor Independence. Obtain annually from the external auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committees). The Committee shall actively discuss with the external auditors any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.
9.Accounting Report. Review and discuss with the Company’s external auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the external auditors; and (3) other material written communication between the external auditors and management.

10.Evaluation of Internal Controls. Discuss with management, the internal auditors and the external auditors the quality and adequacy of and compliance with the Company’s internal controls.
11.Internal Audit Oversight. Oversee internal audit activities, including discussing with management and the internal auditors the internal audit function within the Company and its independence, objectivity, responsibilities, plans, results, budgets and staffing. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports. Approve the appointment and replacement of the Internal Audit Director. The Internal Audit Director, together with the internal audit function, shall report functionally to the Committee and administratively to the Chief Operating Officer.
12.Legal. On at least an annual basis, review with management or Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.
13.Committee Report. Issue annually a Report of the Audit Committee to be included in the Company’s proxy statement, as required by applicable rules and regulations.
14.Bank Audit Committee. Perform the audit committee functions specified by 12 C.F.R. Part 363 for depository institution subsidiaries of the Company.
The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the external auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management, the internal audit staff and the external auditors have more resources, time, detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly, the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.
COMMITTEE CHARTER AND PERFORMANCE EVALUATION
The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
COMMITTEE RESOURCES
In discharging its oversight responsibilities, the Committee is authorized to retain and obtain advice from legal, accounting, or other consultants or experts at its discretion and at the Company’s expense without prior permission of the Board or management. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the internal and external auditors as well as anyone in the Company or its subsidiaries. The Committee also will receive appropriate funding, as determined by the Committee, to accomplish its duties.

EXHIBIT B: COMPENSATION COMMITTEE CHARTER
NORTHRIM BANCORP, INC.

Approved and Adopted by the Board of Directors March 25, 2021
This Charter of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Northrim Bancorp, Inc. (the “Company”) was adopted by the Board.
The membership of the Committee shall consist of at least three (3) members of the Board, each of whom is not an employee of or service provider to the Company and is free of any other relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. Each member of the Committee must qualify as “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the income tax regulations promulgated thereunder, and as “non-employee directors” for the purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, each Committee member shall also be independent in accordance with the provisions of Rule 10C-1(b)(1) under the Exchange Act and meet the requirements of any other applicable rules and regulations, including the rules of the NASDAQ Stock Market or any other exchange on which the Company’s securities are traded. Members of the Committee shall be appointed by and may be removed at any time with or without cause by the Board.
The operation of the Committee shall be subject to the Company’s Bylaws and Alaska General Corporation Law as well as applicable banking and other law. The Board shall appoint one member of the Committee as its Chair. In the absence of the Chair, a quorum of the members may select an interim Chair. The Chair shall report to the Board from time to time or whenever requested by the Board.
The Committee shall have at least three regular meetings each year and shall have such additional meetings as the Committee members deem appropriate. Officers of the Company may attend these meetings at the invitation of the Committee, except that (i) only Committee members may be present during any deliberations regarding the compensation of the Company’s Chief Executive Officer, and (ii) the Chief Executive Officer may be present (but cannot vote) during any deliberations regarding the compensation of any other officer (as such term is defined in Rule 16a-1 promulgated under the Exchange Act).
Committee Responsibilities
A. In addition to such other duties as the Board may from time to time assign to it, the Committee shall perform the following functions:
Review and approve annually the Company’s stated compensation strategy and The Compensation Discussion and Analysis included in the Company’s Proxy Statement.
On at least an annual basis, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.
Review and recommend for approval by the Board the individual elements of total compensation for the Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer of Northrim Bank and the Company. In reviewing and recommending compensation of the Company’s Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer, the Committee shall consider the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act.
Review and recommend for approval by the Board the frequency with which the Company will conduct a shareholder advisory vote on executive compensation, taking into account the results of the most recent shareholder advisory vote on the frequency of shareholder advisory votes on executive compensation required by Section 14A of the Exchange Act, and review and approve the proposals regarding the shareholder advisory vote on executive compensation and the frequency of the shareholder advisory vote on executive compensation to be included in the Company's proxy statement.
Approve for submission to the Board and shareholders all new equity-related incentive plans for management and require that such plans be administered in a manner consistent with their terms.
Fix the terms and awards of stock compensation, if any, for key employees in accordance with the rules in effect under Section 16 of the Exchange Act.

Review with Management the Company's incentive compensation arrangements to determine if they are consistent with the safety and soundness of the Company and its subsidiaries and determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.
To oversee engagement with shareholders and proxy advisory firms on executive compensation matters.
To oversee environmental, social and governance matters related to human resource management in coordination with the Governance and Nominating Committee.
Review with Management the effectiveness and continuous improvement of the Company's strategies and policies regarding its human resources management function, including, but not limited to, total rewards, corporate culture, human capital and talent management, management succession, and diversity and inclusion practices.
Review the Company’s employee benefit programs and approve changes subject, where appropriate, to Board or shareholder approval.
Administer, construe and interpret the Deferred Compensation Plan, Supplemental Executive Retirement Deferred Compensation Plan, and Supplemental Executive Retirement Plan.
Oversee the Company’s 401(k) Plan and recommend for Board approval, the amount of any discretionary matches or contributions to participants.
Oversee the Northrim BanCorp, Inc. Profit Sharing Plan, determine participants, establish performance criteria, assess achievement of criteria, determine and authorize aggregate and individual award amounts subject to the requirements of the Profit Sharing Plan.
Review with the Chief Executive Officer revisions to the Company’s salary range structure, salary increase guidelines, and approve annual salaries for officers Senior Vice President and above.
Approve, subject to ratification by the Board, officer promotions to Senior Vice President and above.
Recommend to the Board key employees the Company should have under contract and negotiate (or, subject to the Committee’s review, delegate to the proper executive officers the negotiation of) terms of such contracts, subject to Board ratification.
To the extent deemed appropriate by the Committee in its sole discretion, retain independent compensation consultants for advice on executive compensation and other compensation matters. The Committee shall set the compensation, and oversee the work, of the compensation consultants. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside legal counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of its outside legal counsel and other advisors it has retained. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, outside legal counsel and any other advisors. However, the Committee shall not be required to implement or act consistently with the advice or recommendations of its compensation consultant, legal counsel or other advisor to the compensation committee, and the authority granted in this Charter shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties under this Charter. The Committee shall evaluate whether any independent compensation consultant retained by it has any conflict of interest in accordance with Item 407(e) (3) (iv) of Regulation S-K.
    Keep minutes of each meeting of the Committee, and distribute those minutes to each Committee member, each Board member who is not a Committee member, and the Secretary of the Company.
B. In addition to performing the duties outlined above, the Committee shall have the authority to perform any and all other actions as it may deem necessary or appropriate in order to discharge its duties hereunder.

EXHIBIT C: GOVERNANCE AND NOMINATING COMMITTEE CHARTER
NORTHRIM BANCORP, INC.

Adopted by the Board of Directors on February 25, 2021
Governance and Nominating Committee Charter
This Governance and Nominating Committee Charter (the “Charter”) has been adopted by the Northrim BanCorp, Inc. (the “Company”) Board of Directors.
Purpose
The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to: (a) assist the Board in identifying individuals qualified to become Board members and Board committee members; (b) make recommendation to the Board of Director nominees at each annual meeting of shareholders; (c) make recommendations for the Board committee appointments; (d) develop and recommend to the Board corporate governance principles applicable to the Company; (e) to review the Company's policies and programs that relate to matters of corporate social responsibility; and, (f) take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.
Committee Membership
The Committee shall consist of at least three members, each of whom shall be independent Directors. The term “independent directors” describes Directors: (a) who qualify as independent Directors pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder and the rules and regulations of the NASDAQ Stock Market and, (b) who, in the Board’s judgment, do not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee shall be appointed by and may be removed at any time with or without cause by the Board.
Committee Chair
The Chair of the Committee shall be as appointed by the Board from time to time. The Chair shall preside over meetings of the Committee. The Chair shall also serve as Lead Director with respect to non-management Board member duties. The Lead Director’s responsibilities shall be: (a) to preside over executive sessions of non-management directors conducted pursuant to the Corporate Governance Guidelines; (b) to conduct Director interviews annually including a discussion of each individual Director’s self-assessment of his/her contribution, prior to nomination for election at the next annual meeting; (c) to discuss any proposed changes to committee assignments with each affected Director annually in advance of the Committee making its committee recommendations to the Board; and, (d) such other duties as described in the Corporate Governance Guidelines.
Specific Responsibilities and Duties
The Board delegates to the Committee responsibility to review and make recommendations to the Board as to:
•Board Composition. In accordance with the Company’s Articles of Incorporation, Bylaws and Corporate Governance Guidelines, evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.
•Board Compensation. Recommend for approval by the Board of Directors changes in Board compensation and insurance.
•Selection of New Director Nominees. The Chairman of the Board shall consult with the Committee and shall cause the Committee to be provided with such support as the Committee may request. The Committee shall actively identify, recruit, interview and evaluate individuals qualified to become Board members. The Committee shall recommend to the Board the persons to be nominated by the Board for elections as Directors at the annual meeting of shareholders and the persons to be elected by the Board to fill any vacancies on the Board.
•Shareholder Director Nominees. In accordance with the procedures set forth in the Company’s Bylaws, the Committee shall also consider director nominations from the Company’s shareholders and recommend to the Board whether or not to include such candidates for nomination in the Company’s proxy materials. Nominations from shareholders submitted for the Board’s consideration shall be considered and evaluated using the same criteria as all other nominations.

•Criteria for Selecting Directors. The Board’s criteria for selecting Directors are set forth in the Company’s Corporate Governance Guidelines. Such criteria shall guide the Committee when selecting Director Nominees. The Committee shall review, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. This review shall include consideration of age, Board tenure, expertise, and diversity of knowledge, skills, and experience in the context of the needs of the Board.
•Committees. The Committee shall periodically review the Board’s Committee structure and recommend to the Board the Directors to be appointed to each of the Board’s Committees. This review shall include assessment of independence of the members of the Board’s Committees under applicable federal securities laws and the rules and regulations of the NASDAQ Stock Market.
•Related Party Transactions. The Committee shall review and approve the related party nature of all “related party” transactions, as defined under applicable federal securities laws.
•Independence of the Board. The Committee shall monitor the independence of the Board, assuring that the majority of the Board consists of independent Directors (as defined in the Committee Membership section above) and review and assess any potential conflicts of interest between Directors and the Company.
•Corporate Governance Guidelines. The Committee shall periodically review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.
•Environmental, Social and Governance. The Committee shall periodically review and reassess management's environmental, social and governance framework and initiatives.
•Code of Business Conduct and Ethics. The Committee shall periodically review and reassess the adequacy of the Company’s Code of Business Conduct and Ethics and recommend any proposed changes to the Board for approval.
•Charter. On at least an annual basis, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.
•General Authority. The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law as the Board or the Committee deems necessary or appropriate.
Powers
•Search Firms. The Committee shall have the sole authority to retain and terminate any search firm used to identify director nominees. The Committee shall have the sole authority to approve the terms of any such engagement, including fees. The Committee is empowered to cause the Company to pay the compensation of any search firm engaged by the Committee.
•Independent Advisors. The Committee shall have the authority to retain independent advisors (including legal and accounting advisors) to assist in carrying out its responsibilities and duties. The Committee shall have the sole authority to approve the terms of any such engagement, including fees. The Committee is empowered to cause the Company to pay the compensation of any such advisors engaged by the Committee.
Procedures and Administration
•Meetings. The Committee shall meet at such times as it deems necessary or appropriate but not less than three (3) times per year.. Meetings may be held in person or telephonically. Members of management and/or consultants or advisors may be invited by the Committee to participate in meetings to provide information and expertise and to facilitate discussion when appropriate.
•Quorum. A simple majority of the members of the Committee shall constitute a quorum for the taking of any action by the Committee.
•Notice. Notice of any meeting shall be deemed given and received if transmitted at a time and in the manner set forth in the Company’s Bylaws for a notice of meetings of directors generally, and if so transmitted shall be deemed effective as set forth in the Bylaws.
•Minutes. The Committee shall maintain written minutes of each Committee meeting. Such minutes shall be distributed to each member of the Committee and to the other members of the Board.

•Reports. The Committee shall report to the Board concerning each meeting of the Committee and as otherwise requested by the Chairman of the Board.
•Self-Evaluation. The Committee shall evaluate its own performance at least annually.

Northrim BanCorp, Inc.

3111 C STREET
ANCHORAGE, AK 99503

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRIM2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D44977-P52153 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHRIM BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect twelve (12) Directors FOR the term of one year until their successors have been elected or qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Election of Directors

Nominees

01) Larry S. Cash
02) Anthony Drabek
03) Karl L. Hanneman
04) David W. Karp
05) David J. McCambridge
06) Joseph P. Marushack
07) Krystal M. Nelson
08) Joseph M. Schierhorn
09) Aaron M. Schutt
10) John C. Swalling
11) Linda C. Thomas
12) David G. Wight

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve, by nonbinding vote, the compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.

	For	Against	Abstain
3. RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the selection of Moss Adams LLP as the independent registered accounting firm for Northrim BanCorp, Inc. for the fiscal year 2021.	☐	☐	☐

4. Take such action, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF MOSS ADAMS LLP AS NORTHRIM BANCORP, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Note: Signature(s) should agree with name(s) on Northrim stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D44978-P52153

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHRIM BANCORP, INC.

PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned shareholder of NORTHRIM BANCORP, INC. (the "Company") hereby nominates, constitutes and appoints Joseph M. Schierhorn and Jed W. Ballard, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of the Company standing in my name and on its books on April 1, 2021, at the Annual Shareholders' Meeting to be held online at www.virtualshareholdermeeting.com/NRIM2021 on May 27, 2021, at 9:00 A.M. Alaska Daylight Time, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as outlined on the reverse side of this card.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

The undersigned hereby acknowledges receipt of notice for the Annual Shareholders' Meeting on May 27, 2021, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

Continued and to be signed on reverse side